Exhibit 99.1
CONFORMED COPY

$1,000,000,000
CREDIT AGREEMENT
Dated as of
July 22, 2009
Among
FEDEX CORPORATION,
as Borrower,
BANK OF AMERICA, N.A.,
as Syndication Agent,
THE BANK OF NOVA SCOTIA,
REGIONS BANK,
and
WELLS FARGO BANK, N.A.,
as Co-Documentation Agents,
The Several Lenders Party Hereto,
And
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

J.P. MORGAN SECURITIES INC. and BANC OF AMERICA SECURITIES LLC,
as Joint Lead Arrangers and Joint Bookrunners

i

ii

SCHEDULES:

Schedule 2.01 – Lenders and Commitments
Schedule 3.06 – Disclosed Matters
Schedule 3.07 – Significant Subsidiaries
Schedule 5.01(c) – Compliance Calculations
Schedule 9.14 – Initial Subsidiary Guarantors

EXHIBITS:

Exhibit A – Form of Borrowing Request
Exhibit B – Form of Interest Election Request
Exhibit C – Form of Guarantee Agreement
Exhibit D – Form of Opinion of Borrower’s Counsel
Exhibit E – Form of Assignment and Acceptance
Exhibit F – Form of Exemption Certificate

iii

THREE-YEAR CREDIT AGREEMENT, dated as of July 22, 2009, among FEDEX CORPORATION, the LENDERS party hereto, JPMORGAN CHASE BANK, N.A., as Administrative Agent, BANK OF AMERICA, N.A., as Syndication Agent, and THE BANK OF NOVA SCOTIA, REGIONS BANK, and WELLS FARGO BANK, N.A., as Co-Documentation Agents.
The parties hereto agree as follows:
ARTICLE I

DEFINITIONS
SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.
“Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.
“Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Lenders hereunder.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Agents” means, collectively, the Syndication Agent, the Co-Documentation Agents and the Administrative Agent.
“Aggregate Exposure” means, with respect to any Lender at any time, an amount equal to (a) until the Effective Date, the aggregate amount of such Lender’s Commitments at such time and (b) thereafter, the amount of such Lender’s Commitment then in effect or, if the Commitments have been terminated, the amount of such Lender’s Loans then outstanding; provided that, in the case of Section 2.16, when a Defaulting Lender shall exist, any such Defaulting Lender’s Commitment shall be disregarded in the calculation.
“Aggregate Exposure Percentage” means, with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender’s Aggregate Exposure at such time to the Aggregate Exposure of all Lenders at such time.
“Agreement” means this Three-Year Credit Agreement, as amended, supplemented or otherwise modified from time to time.
“Alternate Base Rate” means, for any day, a rate per annum equal to the highest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1% and (c) the Adjusted LIBO Rate for a one-month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%; provided that the Adjusted LIBO Rate for any day shall be based on the rate appearing on the LIBOR Reuters Screen LIBOR01 Page (or any successor or substitute page) at approximately 11:00 a.m., London time, on such day (without any rounding). Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively.

“Applicable Rate” means, for any day with respect to (a) any Eurodollar Loan, a rate per annum equal to the Credit Default Swap Spread in effect for Eurodollar Loans on such day, (b) any ABR Loan, a rate per annum equal to the Credit Default Swap Spread in effect for ABR Loans on such day less 1.0% or (c) commitment fees payable hereunder, the applicable rate per annum set forth in the Pricing Grid under the caption “Commitment Fee Rate” based upon the ratings by Moody’s and S&P, respectively, applicable on such date to the Index Debt. Notwithstanding the foregoing, the Applicable Rate for Eurodollar Loans and ABR Loans in effect at any time shall not be less than the “Minimum Applicable Margin” (less 1.0% in the case of ABR Loans), and shall not exceed the “Maximum Applicable Margin” (less 1.0% in the case of ABR Loans), corresponding to the ratings by Moody’s & S&P, respectively, applicable on such date to the Index Date, as set forth in the Pricing Grid.
“Assignee” has the meaning assigned to such term in Section 9.06(c).
“Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an Assignee (with the consent of any party whose consent is required by Section 9.06), and accepted by the Administrative Agent, in the form of Exhibit E.
“Assignor” has the meaning assigned to such term in Section 9.06(c).
“Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.
“Benefitted Lender” has the meaning assigned to such term in Section 9.07(a).
“Board” means the Board of Governors of the Federal Reserve System of the United States of America.
“Borrower” means FedEx Corporation, a Delaware corporation.
“Borrowing” means Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.
“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03.
“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.
“Capitalized Operating Lease Value” means, as of any date, the product of (a) six times (b) Rentals and Landing Fees for the period of four consecutive fiscal quarters of the Borrower most recently ended.

“CDS Determination Date” means (a) as to Eurodollar Loans, the second Business Day prior to the borrowing of such Eurodollar Loan and, if applicable, the last Business Day prior to the continuation of such Eurodollar Loan, provided, that, in the case of any Eurodollar Loan having an Interest Period of greater than three months, the last Business Day prior to each three-month period succeeding such initial three-month period shall also be a CDS Determination Date with respect to any such Eurodollar Loan, with the applicable Credit Default Swap Spread, as so determined, to be in effect as to such Eurodollar Loan for each day commencing with the first day of the applicable Interest Period until subsequently re-determined in accordance with the foregoing, and (b) as to ABR Loans, initially on the Effective Date and thereafter on the first Business Day of each succeeding calendar quarter.
“Change in Law” means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 2.12(b), by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.
“Change of Control” means any of the following: (a) Any “person” (as such term is used in Sections 13(d) and 14 of the Securities Exchange Act of 1934, as amended), other than (1) the Borrower, (2) any Subsidiary, (3) any employee benefit plan (or a trust forming a part thereof) maintained by the Borrower or any Subsidiary, or (4) any underwriter temporarily holding securities of the Borrower pursuant to an offering of such securities becoming the “beneficial owner” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of securities of the Borrower representing 30% or more of the Borrower’s then outstanding Voting Stock; or (b) directors who, as of the date of this Agreement, constitute the Board of Directors of the Borrower (the “Incumbent Board”) ceasing to constitute at least a majority of the Board of Directors of the Borrower (or, in the event of any merger, consolidation or reorganization the principal purpose of which is to change the Borrower’s state of incorporation, form a holding company or effect a similar reorganization as to form, the board of directors of such surviving company or its ultimate parent company), provided, however, that any individual becoming a member of the Board of Directors of the Borrower subsequent to the date of this Agreement whose election, or nomination for election by the Borrower’s stockholders, was approved by a vote of a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened proxy contest relating to the election of directors.
“Code” means the Internal Revenue Code of 1986, as amended from time to time.
“Commitment” means, with respect to any Lender, the obligation of such Lender, if any, to make Loans hereunder, in an amount not to exceed the amount set forth under the heading “Commitment” opposite such Lender’s name on Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The aggregate original amount of the Commitments on the Effective Date is $1,000,000,000.
“Conduit Lender” means any special purpose corporation organized and administered by any Lender for the purpose of making Loans otherwise required to be made by such Lender and designated by such Lender in a written instrument; provided, that the designation by any Lender of a Conduit Lender shall not relieve the designating Lender of any of its obligations to fund a Loan under this Agreement if, for any reason, its Conduit Lender fails to fund any such Loan, and the designating Lender (and not the Conduit Lender) shall have the sole right and responsibility to deliver all consents and waivers required or requested under this Agreement with respect to its Conduit Lender, and provided, further, that no Conduit Lender shall (a) be entitled to receive any greater amount pursuant to Section 2.12, 2.13, 2.14, 2.15 or 9.05 than the designating Lender would have been entitled to receive in respect of the extensions of credit made by such Conduit Lender or (b) be deemed to have any Commitment.

“Consolidated Adjusted Total Assets” means, at any date as of which the amount thereof is to be determined, (a) the aggregate amount set forth as the assets of the Borrower and the consolidated Subsidiaries on a consolidated balance sheet of the Borrower and the consolidated Subsidiaries prepared as of such date in accordance with GAAP, minus (b) the aggregate book value as of such date of determination of all assets of the Borrower or any consolidated Subsidiary subject on such date of determination to a Lien permitted by Section 6.01(j).
“Contingent Obligation” of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses (other than endorsements for collection or deposit in the ordinary course of business), contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the payment obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter or take-or-pay contract.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Credit Default Swap Spread” means, at any CDS Determination Date, the credit default swap spread applicable to Index Debt of the Borrower interpolated to the Maturity Date, determined as of the close of business on the Business Day immediately preceding such CDS Determination Date, as reported and interpolated by Markit Group Limited or any successor thereto. If at any time the Credit Default Swap Spread is unavailable, the Borrower and the Lenders shall negotiate in good faith (for a period of up to thirty days after the Credit Default Swap Spread becomes unavailable (such thirty-day period, the “Negotiation Period”)) to agree on an alternative method for establishing the Applicable Rate for Eurodollar Loans and ABR Loans. The Applicable Rate for Eurodollar Loans and ABR Loans for any day which falls during the Negotiation Period shall be based upon the Credit Default Swap Spread determined as of the close of business on the Business Day immediately preceding the last CDS Determination Date falling prior to the Negotiation Period. If no such alternative method is agreed upon during the Negotiation Period, the Applicable Rate for Eurodollar Loans and ABR Loans for any day subsequent to the end of the Negotiation Period shall be a rate per annum equal to the “Maximum Applicable Margin” set forth in the Pricing Grid based upon the ratings by Moody’s and S&P, respectively, applicable on such date to the Index Debt.
“Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Loans at such time.
“Current Maturities” means, as of any date with respect to the Long Term Debt of any Person, any portion of such Long Term Debt that would in accordance with GAAP be classified as a current liability of such Person.
“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means any Lender that has (a) failed to fund any portion of its Loans within three Business Days of the date required to be funded by it hereunder, (b) notified the Borrower or the Administrative Agent in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or generally under agreements in which it has committed to extend credit, (c) failed, within three Business Days after written request by the Administrative Agent (whether acting on its own behalf or at the reasonable request of the Borrower (it being understood that the Administrative Agent shall comply with any such reasonable request)), to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans; provided that any such Lender shall cease to be a Defaulting Lender under this clause (c) upon receipt of such confirmation by the Administrative Agent, (d) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute, or (e) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it. No Lender shall be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in such Lender or a parent company thereof by a Governmental Authority or an instrumentality thereof.
“Disclosed Matters” means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.06.
“dollars” or $” refers to lawful money of the United States of America.
“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.01).
“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority that are publicly available and in each case relating to pollution or the protection of the environment, the preservation or reclamation of natural resources, the management, storage or release of any Hazardous Material, or to health and safety matters as they relate to Hazardous Materials or natural resources.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) the violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any consent order or consent agreement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) a Reportable Event with respect to a Plan; (b) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (c) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (d) a determination that any Plan is in “at risk” status (within the meaning of Section 430 of the Code or Title IV of ERISA; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is insolvent (within the meaning of Section 4245 of ERISA), in reorganization (within the meaning of Section 4241 of ERISA), or in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 304 of ERISA).
“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.
“Event of Default” has the meaning assigned to such term in Article VII.
“Existing Revolving Credit Facility” means the Five-Year Credit Agreement, dated as of July 20, 2005, among the Borrower and JPMorgan Chase Bank, N.A., individually and as agent, and certain lenders.
“Federal Aviation Act” means the Federal Aviation Act of 1958, as amended from time to time.
“Federal Funds Effective Rate” means, for any day, an interest rate per annum equal to the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.
“Financial Officer” means the chief financial officer, principal accounting officer, treasurer, staff vice president and assistant treasurer or controller of the Borrower.
“Flight Equipment” means, individually and collectively, aircraft, aircraft engines, appliances and spare parts, all as defined in the Federal Aviation Act, and related parts.
“Foreign Subsidiary” means any Subsidiary of the Borrower that is organized and existing under the laws of any jurisdiction outside of the United States of America or that is a Foreign Subsidiary Holding Company.
“Foreign Subsidiary Holding Company” means any Subsidiary of the Borrower or its domestic Subsidiaries that has no material assets other than securities of one or more Foreign Subsidiaries, and other assets relating to an ownership interest in any such securities or Subsidiaries.

“GAAP” means generally accepted principles of accounting as in effect from time to time in the United States of America.
“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
“Guarantee Agreement” means that certain Guarantee, substantially in the form of Exhibit C attached hereto, to be executed by certain Subsidiaries in accordance with the terms of this Agreement.
“Guarantor” means each Subsidiary that is a party to the Guarantee Agreement.
“Hazardous Materials” means (a) petroleum and petroleum products, byproducts or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas, and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.
“Hedge Agreement” means any interest rate swap, exchange or cap agreement.
“Indebtedness” of a Person means, without duplication, (i) obligations of such Person for borrowed money, (ii) obligations of such Person representing the deferred purchase price of property or services (other than accounts payable arising in the ordinary course of such Person’s business payable), (iii) Indebtedness of others, whether or not assumed, secured by Liens on any property now or hereafter owned or acquired by such Person, (iv) obligations of such Person which are evidenced by notes, bonds, debentures, or other similar instruments, (v)  net liabilities of such Person under Hedge Agreements, (vi) Contingent Obligations of such Person, and (vii) obligations of such Person created through asset securitization financing programs.
“Index Debt” means senior, unsecured, non-credit enhanced long-term debt issued by the Borrower.
“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.05.
“Interest Payment Date” means (a) with respect to any ABR Loan, the last day of each March, June, September and December and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period.
“Interest Period” means with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Lender Affiliate” means (a) any Affiliate of any Lender, (b) any Person that is administered or managed by any Lender or any Affiliate of any Lender and that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business and (c) with respect to any Lender which is a fund that invests in commercial loans and similar extensions of credit, any other fund that invests in commercial loans and similar extensions of credit and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such Lender or investment advisor.
“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance. Unless the context otherwise requires, each reference herein to the Lenders shall be deemed to include any Conduit Lender.
“LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on the LIBOR Reuters Screen LIBOR01 page (or on any successor or substitute page or any successor to or substitute therefor, providing rate quotations comparable to those currently provided on such page, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the “LIBO Rate” with respect to such Eurodollar Borrowing for such Interest Period shall be the rate (rounded upwards, if necessary, to the next 1/16 of 1%) at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.
“Lien” means any lien (statutory or other), mortgage, pledge, hypothecation, encumbrance or other security interest of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, capital lease or other title retention agreement).
“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.
“Loan Documents” means this Agreement, the Guarantee Agreement and the Notes, if any.
“Loan Parties” means the collective reference to the Borrower and each Guarantor.
“Long Term Debt” means, as of any date with respect to any Person, all liabilities of such Person outstanding on such date which would in accordance with GAAP be classified as long term debt of such Person (including, without limitation, capitalized lease obligations of such Person).
“Margin Stock” has the meaning assigned to such term in Regulation U.
“Material Adverse Effect” means a material adverse effect on (i) the business, property, financial condition or results of operations of the Borrower and its consolidated Subsidiaries taken as a whole, (ii) the ability of the Borrower to perform its obligations under the Loan Documents, or (iii) the validity or enforceability of any of the Loan Documents to which Borrower or any of the Significant Subsidiaries is a party or the rights or remedies of the Administrative Agent or the Lenders thereunder.

“Material Indebtedness” means Indebtedness (other than the Loans or other Obligations) of any one or more of the Borrower and its consolidated Subsidiaries in an aggregate principal amount exceeding $100,000,000 (or the equivalent thereof in any other currency).
“Maturity Date” means July 22, 2012, or if such date is not a Business Day, the next succeeding Business Day.
“Moody’s” means Moody’s Investors Service, Inc., or, if Moody’s shall cease rating Index Debt of the Borrower and its ratings business with respect to Index Debt of the Borrower shall have been transferred to a successor Person, such successor Person; provided, however, that if Moody’s ceases rating securities similar to Index Debt of the Borrower and its ratings business with respect to such securities shall not have been transferred to any successor Person, then “Moody’s” shall mean any other nationally recognized rating agency (other than S&P) selected by the Borrower and reasonably satisfactory to the Administrative Agent that rates any Indebtedness of the Borrower.
“Multiemployer Plan” means a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
“Non-Excluded Taxes” has the meaning assigned to such term in Section 2.14(a).
“Non-U.S. Lender” has the meaning assigned to such term in Section 2.14(e).
“Notes” means any promissory notes executed by the Borrower in favor of a Lender party hereto pursuant to Section 2.07(e).
“Obligations” means the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrower to the Administrative Agent or to any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs or expenses (including all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Borrower pursuant hereto).
“Other Taxes” means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.
“Owner’s Equity” means, as of any date, the amount set forth as “total common stockholders’ investment” on a consolidated balance sheet of the Borrower and its consolidated Subsidiaries prepared as of such date in accordance with GAAP.
“Participant” has the meaning assigned to such term in Section 9.06(b).

“Patriot Act” means the USA Patriot Act, Title III of Pub. L. 107-56, signed into law on October 26, 2001.
“PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means at a particular time, any employee benefit plan that is covered by Section 4021 of ERISA and in respect of which the Borrower or an ERISA Affiliate is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
“Pricing Grid” means as follows:

		Minimum	Maximum	Commitment Fee
Level	Index Debt Ratings	Applicable Margin	Applicable Margin	Rate
Level 1	≥ A – from S&P or ≥ A3 from Moody’s	1.50%	3.00%	0.25%
Level 2	BBB+ from S&P or Baa1 from Moody’s	1.50%	3.00%	0.375%
Level 3	BBB from S&P or Baa2 from Moody’s	2.00%	4.00%	0.50%
Level 4	BBB- from S&P or Baa3 from Moody’s	3.00%	5.00%	0.625%
Level 5	< BBB- from S&P and < Baa3 from Moody’s	3.00%	5.00%	0.75%
For purposes of the foregoing, (i) if the ratings established or deemed to have been established by Moody’s and S&P for the Index Debt shall be changed (other than as a result of a change in the rating system of Moody’s or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency; (ii) if the ratings established or deemed to have been established by Moody’s and S&P for the Index Debt shall fall within different Levels, the Applicable Rate shall be based on the higher of the two ratings unless one of the two ratings is two or more Levels lower than the other, in which case the Applicable Rate shall be determined by reference to the Level next below that of the higher of the two ratings; and (iii) if either Moody’s or S&P shall not have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the last sentence of this definition), then such rating agency shall be deemed to have established a rating in Level 5. Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody’s or S&P shall change, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank, N.A. as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.
“property” of a Person means any and all property of such Person, whether real, personal, tangible, intangible, or mixed, and other assets owned or leased by such Person, including cash, securities, accounts, and contract rights.
“Register” has the meaning assigned to such term in Section 9.06(d).
“Regulation U” means Regulation U of the Board as from time to time in effect and any successor or other regulation or official interpretation of the Board relating to the extension of credit by banks and/or nonbank lenders other than brokers or dealers that is (i) for the purpose of purchasing or carrying Margin Stock or (ii) secured by Margin Stock, and that is applicable to member banks of the Federal Reserve System and/or nonbank lenders other than brokers or dealers.
“Regulation X” means Regulation X of the Board as from time to time in effect.
“Rentals and Landing Fees” means, for any period, the amount recorded as “rentals and landing fees” for such period in the consolidated statement of income of the Borrower and its consolidated Subsidiaries prepared in accordance with GAAP.
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than those events for which the thirty day notice period has been waived under the applicable regulations.
“Required Lenders” means, at any time, Lenders having Credit Exposures and unused Commitments representing more than 50% of the sum of the total Credit Exposures and unused Commitments at such time.
“Requirement of Law” means, as to any Person, any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Restricted Margin Stock” means Margin Stock owned by the Borrower or any Subsidiary which represents not more than 25% of the aggregate value (determined in accordance with Regulation U), on a consolidated basis, of the property and assets of the Borrower and the Subsidiaries (other than Margin Stock) that is subject to the provisions of Article 6 (including Section 6.01).
“SEC” means the Securities and Exchange Commission or any successor thereto.
“Significant Subsidiary” means any Subsidiary that would meet the definition of “significant subsidiary” contained as of the date hereof in Regulation S-X of the SEC, excluding, however, any Foreign Subsidiary Holding Company.
“Single Employer Plan” means any Plan that is covered by Title IV of ERISA, but that is not a Multiemployer Plan.

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., or, if S&P shall cease rating Index Debt of the Borrower and its ratings business with respect to Index Debt of the Borrower shall have been transferred to a successor Person, such successor Person; provided, however, that if S&P ceases rating securities similar to Index Debt of the Borrower and its ratings business with respect to such securities shall not have been transferred to any successor Person, then “S&P” shall mean any other nationally recognized rating agency (other than Moody’s) selected by the Borrower and reasonably satisfactory to the Administrative Agent that rates any Indebtedness of the Borrower.
“Specified Guarantors” means Federal Express Corporation, FedEx Ground Package System, Inc., FedEx Freight Corporation, FedEx Freight, Inc., FedEx Corporate Services, Inc., FedEx Customer Information Services, Inc. and FedEx Office and Print Services, Inc. and, in each case, any other Person to which any such Specified Guarantor sells, transfers or otherwise disposes of all or substantially all of its assets or into which such Specified Guarantor is merged or consolidated.
“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
“subsidiary” of a Person means (i) any corporation more than 50% of the outstanding Voting Stock of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its subsidiaries or by such Person and one or more of its subsidiaries or (ii) any partnership, association, joint venture or similar business organization more than 50% of the ownership interests having power to direct the ordinary affairs thereof of which shall at the time be so owned or controlled.
“Subsidiary” means any subsidiary of the Borrower.
“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.
“Termination Event” means (i) a Reportable Event, (ii) the distribution of a notice of intent to terminate a Plan pursuant to Section 4041(c)(1) of ERISA or the treatment of a Plan amendment as a termination under Section 4041(e) of ERISA, (iii) the institution of proceedings to terminate a Plan by the PBGC under Section 4042 of ERISA, or (iv) any other event or condition that, as reasonably determined by the Borrower in good faith, is reasonably likely to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.
“Total Adjusted Debt” means, as of any date, the sum of (a) the aggregate principal amount of all outstanding Long Term Debt of the Borrower and the consolidated Subsidiaries on such date (including the Current Maturities of any such Long Term Debt) and (b) the Capitalized Operating Lease Value on such date.
“Transactions” means the execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party and the borrowing of Loans by the Borrower.

“Transferee” means any Assignee or Participant.
“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.
“Unrestricted Margin Stock” means any Margin Stock owned by the Borrower or any Subsidiary which is not Restricted Margin Stock.
“Voting Stock” means all outstanding shares of capital stock of a Person entitled to vote generally in the election of directors.
“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., a “Eurodollar Loan”) and Borrowings also may be classified and referred to by Type (e.g., a “Eurodollar Borrowing”).
SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect.
SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

ARTICLE II

THE CREDITS
SECTION 2.01. Commitments. Subject to the terms and conditions set forth herein, each Lender agrees to make Loans in dollars to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (a) such Lender’s Credit Exposure exceeding such Lender’s Commitment or (b) the sum of the total Credit Exposures exceeding the total Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Loans.
SECTION 2.02. Loans and Borrowings. (a) Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.
(b) Subject to Section 2.11, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Lender Affiliate to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.
(c) At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000; provided that an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments. Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of 15 Eurodollar Borrowings outstanding.
(d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Eurodollar Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.
SECTION 2.03. Requests for Borrowings. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, at least three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in the form of Exhibit A. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:
(i) the aggregate amount of the requested Borrowing;
(ii) the date of such Borrowing, which shall be a Business Day;
(iii) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

(iv) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and
(v) the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.04.
If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.
SECTION 2.04. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in New York City and designated by the Borrower in the applicable Borrowing Request.
(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed time of any advance of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, at a rate equal to the greater of (x) the Federal Funds Effective Rate and (y) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.
SECTION 2.05. Interest Elections. (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.
(b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in the form of Exhibit B.

(c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:
(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);
(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
(iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and
(iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.
If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.
(d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.
(e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.
SECTION 2.06. Termination and Reduction of Commitments. (a) Unless previously terminated, the Commitments shall terminate on the Maturity Date.
(b) The Borrower may at any time terminate, or from time to time reduce, the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $10,000,000 and not less than $20,000,000 and (ii) the Borrower shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.08, the aggregate Credit Exposures of the Lenders would exceed the total Commitments.
(c) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

SECTION 2.07. Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan on the Maturity Date.
(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.
(d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.
(e) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.06) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).
SECTION 2.08. Prepayment of Loans. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part without incurring a prepayment penalty, fee, or other cost (except as otherwise expressly set forth in this Agreement), subject to prior notice in accordance with paragraph (b) of this Section.
(b) The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.06, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.06. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.10 and any amounts due under Section 2.13.

SECTION 2.09. Fees. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the Applicable Rate on the daily undrawn amount of the Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which such Commitment terminates. Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
(b) The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.
(c) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent. Fees paid shall not be refundable under any circumstances.
SECTION 2.10. Interest. (a) The Loans comprising each ABR Borrowing shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Rate.
(b) The Loans comprising each Eurodollar Borrowing shall bear interest at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.
(c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided above or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided above.
(d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion and (iv) all accrued interest shall be payable upon termination of the Commitments.
(e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.11. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:
(a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or
(b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;
then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter (if such notice is given by telephone, the Administrative Agent shall promptly thereafter provide written confirmation of such notice to the Borrower and the Lenders) and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.
SECTION 2.12. Increased Costs; Illegality. (a) If any Change in Law shall:
(i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate); or
(ii) impose on any Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender (other than Taxes or Other Taxes, in which event Section 2.14 shall govern in lieu of this Section 2.12(a));
and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender (whether of principal, interest or otherwise), then the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.
(b) If any Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.
(c) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section, setting forth in reasonable detail the calculations upon which such Lender determined such amount and the effective date of the relevant Change in Law, shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 15 days after receipt thereof.

(d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than six months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof.
(e) If any Change in Law shall make it unlawful for any Lender to make or maintain Eurodollar Loans, (i) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert ABR Loans to Eurodollar Loans shall forthwith be suspended until such time as it shall no longer be unlawful for such Lender to make or maintain Eurodollar Loans and (ii) such Lender’s Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to ABR Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 2.13.
SECTION 2.13. Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of any prepayment under Section 2.08 hereof or an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice is permitted to be revocable under Section 2.08(b) and is revoked in accordance herewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.17, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, the loss to any Lender attributable to any such event shall be deemed to include an amount determined by such Lender to be equal to the excess, if any, of (i) the amount of interest that such Lender would pay for a deposit equal to the principal amount of such Loan for the period from the date of such payment, conversion, failure or assignment to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the duration of the Interest Period that would have resulted from such borrowing, conversion or continuation) if the interest rate payable on such deposit were equal to the Adjusted LIBO Rate for such Interest Period, over (ii) the amount of interest that such Lender would earn on such principal amount for such period if such Lender were to invest such principal amount for such period at the interest rate that would be bid by such Lender (or an Affiliate of such Lender) for dollar deposits from other banks in the eurodollar market at the commencement of such period. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower, setting forth in reasonable detail the calculations upon which such Lender determined such amount, and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 15 days after receipt thereof.

SECTION 2.14. Taxes. (a) All payments made by the Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed on or measured by net income) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings (“Non-Excluded Taxes”) or Other Taxes are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that the Borrower shall not be required to increase any such amounts payable to any Lender with respect to any Non-Excluded Taxes (i) that are attributable to such Lender’s failure to comply with the requirements of paragraph (e) or (f) of this Section or (ii) that are United States withholding taxes imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement, except to the extent that such Lender’s assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such Non-Excluded Taxes pursuant to this paragraph.
(b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.
(c) Whenever any Other Taxes or Non-Excluded Taxes are payable by the Borrower pursuant to paragraph (a) of this Section, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of the relevant Lender, as the case may be, a certified copy of an original official receipt, to the extent reasonably available, received by the Borrower showing payment thereof. If the Borrower fails to pay any Other Taxes or such Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure.
(d) Each Lender shall indemnify the Administrative Agent within 10 days after demand therefor, for the full amount of any Taxes attributable to such Lender that are payable or paid by the Administrative Agent, and reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.
(e) Each Lender (or Transferee) that is not a “U.S. Person” as defined in Section 7701(a)(30) of the Code (a “Non-U.S. Lender”) shall deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form W-8BEN or Form W-8ECI, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest”, a statement substantially in the form of Exhibit F and a Form W-8BEN, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this paragraph, a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Lender is not legally able to deliver.

(f) A Lender (or Participant) that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (or in the case of a Participant, to the Lender from which the related participation shall have been purchased) (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, provided that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender’s judgment such completion, execution or submission would not materially prejudice the legal position of such Lender.
(g) The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.
SECTION 2.15. Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest or fees, or under Section 2.12, 2.13 or 2.14, or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York (or such other address designated by the Administrative Agent to Borrower pursuant to Section 9.02) and except that payments pursuant to Sections 2.12, 2.13, 2.14 and 9.05 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.
(b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, to pay interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, to pay principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

(c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.
(d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Federal Funds Effective Rate.
(e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(b) or 2.15(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.
SECTION 2.16. Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, the Administrative Agent shall deliver written notice to such effect, upon the Administrative Agent’s obtaining knowledge of such event, to the Borrower and such Defaulting Lender, and the following provisions shall apply for so long as such Lender is a Defaulting Lender:
(a) fees shall cease to accrue on the undrawn portion of the Commitment of such Defaulting Lender pursuant to Section 2.09(a).
(b) the Commitment and Aggregate Exposure of such Defaulting Lender shall not be included in determining whether all Lenders or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 9.01), provided that any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender which affects such Defaulting Lender differently than other affected Lenders shall require the consent of such Defaulting Lender.
(c) any amount payable to such Defaulting Lender hereunder (whether on account of principal, interest, fees or otherwise and including any amount that would otherwise be payable to such Defaulting Lender pursuant to Section 2.15(c) but excluding Section 2.17(b)) shall, in lieu of being distributed to such Defaulting Lender, subject to any applicable requirements of law, be applied (i) first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder, (ii) second, to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent, and (iii) third, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction.

In the event that the Administrative Agent and the Borrower each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender or upon receipt by the Administrative Agent of the confirmation referred to in clause (c) of the definition of “Defaulting Lender”, as applicable, then on such date such Lender shall purchase at par such portion of the Loans of the other Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans ratably in accordance with its respective Commitment.
SECTION 2.17. Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.12, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.14, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.12 or 2.14, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. To the extent reasonably possible, each Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment would avoid the unavailability of Eurodollar Loans under Section 2.11, so long as such designation is not disadvantageous to such Lender as determined by such Lender in its sole discretion. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b) The Borrower shall, at its sole expense and effort, have the right, by giving at least 15 Business Days’ prior written notice (or, in the case of a Defaulting Lender, at least three Business Days’ prior written notice) to the affected Lender and the Administrative Agent, at any time when no Default or Event of Default has occurred and is continuing, to require any Lender to assign all of its rights and obligations under the Loan Documents to one or more Lenders (other than any Conduit Lender), or, with the approval of the Administrative Agent (which approval will not unreasonably be withheld, delayed or conditioned), to one or more banks, financial institutions or other entities selected by the Borrower. Such assignment shall be substantially in the form of Exhibit E hereto or in such other form as may be agreed to by the parties thereto but, except in the case of an assignment by a Defaulting Lender (in which case such form shall be as reasonably specified by the Administrative Agent) shall be on terms and conditions reasonably satisfactory to the affected Lender; provided that, no such assignment shall, unless otherwise specified, transfer any liability of a Defaulting Lender hereunder or release any such liability. The Borrower shall remain liable to the affected Lender for any indemnification provided under Section 2.13 with respect to Loans of such Lender outstanding on the effective date of an assignment required under this Section 2.17(b), as well as for all other Obligations owed to such Lender under this Agreement as of such effective date.
ARTICLE III

REPRESENTATIONS AND WARRANTIES
The Borrower represents and warrants to the Lenders that:
SECTION 3.01. Organization; Powers. The Borrower and each of the Significant Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

SECTION 3.02. Authorization; Enforceability. The Transactions are within each Loan Party’s corporate or organizational powers and authority and have been duly authorized by all necessary corporate or organizational action. The Loan Documents (i) have been duly executed and delivered by each Loan Party that is a party thereto, and (ii) constitute legal, valid and binding obligations of each Loan Party that is a party thereto, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
SECTION 3.03. Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, and except to the extent that the failure to obtain such consent or approval, or register, file, or take such action, would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower, any Guarantor or any of the Significant Subsidiaries or any order of any Governmental Authority, except such violations of any law, regulation, or order, individually or in the aggregate, that would not reasonably be expected to result in a Material Adverse Effect, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower, any Guarantor or any of the Significant Subsidiaries or their assets, or give rise to a right thereunder to require any payment to be made by the Borrower, any Guarantor or any of the Significant Subsidiaries, in each case (except in the case of any indenture or other agreement governing Material Indebtedness) which would, individually or in the aggregate with such other instances, reasonably be expected to result in a Material Adverse Effect, and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of the Significant Subsidiaries, other than any Liens permitted by Section 6.01.
SECTION 3.04. Financial Statements. The Borrower has heretofore furnished to the Lenders its consolidated balance sheet, and related consolidated statement of income, consolidated statement of cash flows and consolidated statement of changes in stockholders’ investment and comprehensive income, and the accompanying notes to such consolidated financial statements, as of and for the fiscal year ended May 31, 2009, reported on by Ernst & Young LLP, independent public accountants. Such financial statements, together with the accompanying notes to such financial statements, present fairly, in all material respects, the consolidated financial condition of the Borrower and its consolidated Subsidiaries as of such date and the results of operation and cash flows of the Borrower and its consolidated Subsidiaries for the year then ended, all in accordance with GAAP.
SECTION 3.05. Taxes. The Borrower and each of its Significant Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Significant Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so would not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.06. Litigation and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of any Financial Officer, threatened against the Borrower or any of its Significant Subsidiaries (i) that would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that purport to affect the legality, validity, or enforceability of this Agreement or the other Loan Documents or the transactions contemplated thereby.
(b) Except for the Disclosed Matters and except for any such matters described in (i) through (iii) in this subsection (b) that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of its Significant Subsidiaries (i) has, to the knowledge of any Financial Officer, failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has, to the best of its knowledge, become subject to any Environmental Liability, or (iii) has received notice of any claim with respect to any Environmental Liability.
(c) Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in a Material Adverse Effect.
SECTION 3.07. Subsidiaries. Schedule 3.07 hereto contains an accurate list of all of the Significant Subsidiaries of the Borrower as of the date hereof, setting forth their respective jurisdictions of incorporation and the percentage of their respective capital stock owned by the Borrower or other Subsidiaries. All of the issued and outstanding shares of capital stock of such Significant Subsidiaries have been duly authorized and issued and are fully paid and non-assessable.
SECTION 3.08. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would reasonably be expected to result in a Material Adverse Effect. The net funded status of each Plan (as determined under Statement of Financial Accounting Standards No. 158) recorded in the audited balance sheet of the Borrower included in the Borrower’s Annual Report on Form 10-K for the most recent fiscal year ended did not result in a Material Adverse Effect.
SECTION 3.09. Compliance with Laws and Agreements. Each of the Borrower and its Significant Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to so comply, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.
SECTION 3.10. Properties; Liens. The Borrower and each of the Significant Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for any such defects that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, and none of such property is subject to any Lien except as permitted by Section 6.01.
SECTION 3.11. Investment Company Status. Neither the Borrower nor any of its Significant Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.
SECTION 3.12. OFAC Compliance. Neither the Borrower nor any of its Significant Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Borrower and its Significant Subsidiaries will not knowingly use the proceeds of the Loans or otherwise make available such proceeds to any Person, for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.

SECTION 3.13. Patriot Act Compliance. Each of the Borrower and its Significant Subsidiaries is in compliance with applicable provisions of the Patriot Act, except where the failure to so comply, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.
ARTICLE IV

CONDITIONS
SECTION 4.01. Effective Date. The obligations of the Lenders to make Loans shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.01):
(a) The Administrative Agent (or its counsel) shall have received (i) from each party hereto either a counterpart of this Agreement signed on behalf of such party or written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement and (ii) the Guarantee Agreement, executed and delivered by each Subsidiary set forth on Schedule 9.14 hereto.
(b) The Administrative Agent shall have received satisfactory evidence that the Existing Revolving Credit Facility has been terminated and all amounts payable by the Borrower thereunder have been paid in full.
(c) The Lenders shall have received a written opinion from counsel to the Borrower, substantially in the form of Exhibit D.
(d) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower and the domestic Significant Subsidiaries and the authorization of the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.
(e) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, Chief Executive Officer, or a Financial Officer of the Borrower, stating that (a) the representations and warranties contained in Article III hereof are true and correct on and as of the Effective Date, and (b) as of the Effective Date, no Default has occurred and is continuing.
(f) Since May 31, 2009, there has been no change in the business, property, financial condition or results of operations of the Borrower and its consolidated Subsidiaries taken as a whole which would reasonably be expected to have a Material Adverse Effect and the Administrative Agent shall have received a written representation and warranty to such effect by the Borrower as of the Effective Date.
(g) The Administrative Agent shall have received all fees required to be paid hereunder on or prior to the Effective Date and all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder for which invoices have been presented to Borrower.

(h) The Administrative Agent shall have received all documentation and other information with respect to the Borrower and the Guarantors as required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.
The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.01) at or prior to 3:00 p.m., New York City time, on August 31, 2009 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).
SECTION 4.02. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:
(a) The representations and warranties of the Borrower set forth in Article III hereof shall be true and correct on and as of the date of such Borrowing (except to the extent that any such representation or warranty expressly relates to a specified earlier date, in which case such representation or warranty shall be true and correct as of such earlier date).
(b) At the time of and immediately after giving effect to such Borrowing no Default shall have occurred and be continuing.
Each Borrowing shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.
ARTICLE V

AFFIRMATIVE COVENANTS
Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, the Borrower covenants and agrees with the Lenders that:
SECTION 5.01. Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent and each Lender:
(a) within 15 days after the same are required to be filed with the SEC (or, to the extent no longer required to be filed with the SEC, within 90 days after the end of each fiscal year of the Borrower), its audited consolidated balance sheet and related consolidated statements of income, cash flows and changes in stockholders’ investment and comprehensive income as of the end of and for each fiscal year of the Borrower, setting forth in each case the figures for the previous fiscal year, all reported on by Ernst & Young LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) (it being understood that the filing of such financial statements with the SEC shall constitute delivery thereof to the Administrative Agent and each Lender);

(b) within 15 days after the same are required to be filed with the SEC (or, to the extent no longer required to be filed with the SEC, within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower), an unaudited condensed consolidated balance sheet and related condensed consolidated statements of income and cash flows as of the end of and for each of the first three fiscal quarters of each fiscal year of the Borrower and the then elapsed portion of the fiscal year, setting forth in each case the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, and, solely in the event such financial statements are no longer required to be filed with the SEC, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis as of, and for, such periods in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes (it being understood that the filing of such financial statements with the SEC shall constitute delivery thereof to the Administrative Agent and each Lender);
(c) concurrently with, or within ten (10) days after, any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Borrower (i) certifying as to whether a Default or Event of Default has occurred and, if a Default or Event of Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto and (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 5.09, substantially in the form of Schedule 5.01(c) hereto;
(d) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and prospectuses filed by the Borrower, any Guarantor or any Significant Subsidiary with the SEC (it being understood that the filing of such documents with the SEC shall constitute delivery thereof to the Administrative Agent and each Lender); and
(e) as promptly as reasonably practicable following any request therefor, such other information (including non-financial information) as the Administrative Agent or any Lender may from time to time reasonably request.
SECTION 5.02. Use of Proceeds. The proceeds of the Loans will be used only for general corporate purposes, including commercial paper back-up and acquisitions. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the regulations of the Board, including Regulations U and X, to the extent applicable.
SECTION 5.03. Notice of Material Events. The Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the occurrence of any Default or Event of Default or any other development that results in, or would reasonably be expected to result in, a Material Adverse Effect. Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.
SECTION 5.04. Existence; Conduct of Business. Except as permitted by Section 6.02, the Borrower will, and will cause each Significant Subsidiary to do all things necessary to preserve and maintain its legal existence and the rights, licenses, permits, privileges, and franchises material to the conduct of its business, except where the failure to maintain any such rights, licenses, permits, privileges, and franchises would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
SECTION 5.05. Payment of Taxes. The Borrower will, and will cause each Subsidiary to, pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any property belonging to it, except where failure to do any of the foregoing would not have a Material Adverse Effect and provided that neither the Borrower nor a Subsidiary shall be required to pay any such tax, assessment, charge or levy the payment of which is being contested in good faith and by appropriate proceedings and as to which appropriate reserves are being maintained in accordance with GAAP.

SECTION 5.06. Compliance with Laws. The Borrower will, and will cause each of its Significant Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.
SECTION 5.07. Maintenance of Properties; Insurance. The Borrower will, and will cause each of its Significant Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, except where failure to do so would not reasonably be expected to have a Material Adverse Effect and (b) maintain, with financially sound and reputable insurance companies, insurance on its property in such amounts and against such risks as are consistent with prudent business practice, and the Borrower will furnish to any Lender upon request full information as to the insurance carried.
SECTION 5.08. Books and Records; Inspection Rights. The Borrower will, and will cause each of its Significant Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Significant Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, but no more than once a year unless an Event of Default has occurred and is continuing, to visit and inspect its properties (subject to such limitations as the Borrower may reasonably impose to ensure safety or compliance with any applicable legal or contractual restrictions or obligations), to examine and make extracts from its books of accounts and other financial records (to the extent reasonable), and to discuss its affairs, finances and condition with its officers and independent accountants (to the extent reasonable), all at such reasonable times and intervals as the Lenders may designate.
SECTION 5.09. Leverage. The Borrower will maintain at all times a ratio of (a) Total Adjusted Debt to (b) the sum of (i) Total Adjusted Debt plus (ii) Owner’s Equity of not more than 0.70 to 1.
ARTICLE VI

NEGATIVE COVENANTS
Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full, the Borrower covenants and agrees with the Lenders that:
SECTION 6.01. Liens. The Borrower will not, nor will it permit any consolidated Subsidiary to, create, incur, assume or suffer to exist, any Lien on any of its property or assets now owned or hereafter acquired (other than Unrestricted Margin Stock), except:
(a) Liens which may be hereafter created to secure payment of the Obligations;
(b) Liens incurred or deposits or pledges, made in the ordinary course of business, to secure payment of workers’ compensation, unemployment insurance, old age pensions or other social security obligations;

(c) Liens incurred or deposits or pledges, made in the ordinary course of business, to secure performance of bids, tenders, contracts (other than contracts for Indebtedness), leases, public or statutory obligations, surety bonds, appeal bonds, or other Liens or deposits or pledges for purposes of like general nature made in the ordinary course of business;
(d) Deposits or pledges for the purpose of securing an appeal, stay or discharge in the course of legal proceedings, or Liens for judgments or awards which were not incurred in connection with Indebtedness or the obtaining of advances or credits; provided such deposits, pledges and Liens do not, in the aggregate for the Borrower and the consolidated Subsidiaries, materially detract from the value of their assets or properties or materially impair the use thereof in the ordinary course of business and such appeal, judgment or award, as the case may be, is being diligently contested or litigated in good faith by appropriate proceedings; provided further, there has been set aside on the books of the Borrower or the consolidated Subsidiaries, as the case may be, reserves in accordance with GAAP with respect thereto; and provided further execution is not levied upon any such judgment or award;
(e) Liens for taxes, fees, assessments and governmental charges not delinquent or which are being contested in good faith by appropriate proceedings, provided there has been set aside on the books of the Borrower or the consolidated Subsidiaries, as the case may be, adequate reserves in accordance with GAAP with respect thereto; and provided further, execution is not levied upon any such Lien;
(f) Mechanics’, carriers’, workers’, repairmen’s or other like Liens arising in the ordinary course of business securing obligations which are not overdue for a period of more than 90 calendar days, or which are being contested in good faith by appropriate proceedings; provided there has been set aside on the books of the Borrower and the consolidated Subsidiaries, as the case may be, adequate reserves in accordance with GAAP with respect thereto; and provided further, execution is not levied upon any such Lien;
(g) Lessors’ interests under capital leases;
(h) Liens on property acquired or constructed with the proceeds of any tax-exempt bond financing to secure such financing;
(i) Liens securing Indebtedness of a consolidated Subsidiary to the Borrower or any Guarantor or, in the case of Indebtedness of a consolidated Subsidiary which is not a Guarantor, to any consolidated Subsidiary which is not a Guarantor;
(j) Liens existing on the property of a corporation or other business entity immediately prior to its being consolidated with or merged into the Borrower or a consolidated Subsidiary or its becoming a consolidated Subsidiary, or Liens existing on any property acquired by the Borrower or a consolidated Subsidiary at the time such is so acquired (whether or not the Indebtedness secured thereby shall have been assumed), provided that (i) no such Lien was created or assumed in contemplation of such consolidation or merger or such entity’s becoming a consolidated Subsidiary or such acquisition of property and (ii) each such Lien shall only cover the acquired property and, if required by the terms of the instrument originally creating such Lien, property which is an improvement to or is acquired for specific use in connection with such acquired property;
(k) Liens on Flight Equipment acquired on or after the date of this Agreement which (i) secure the payment of all or any part of the purchase price of such Flight Equipment or improvements thereon or modifications thereto, (ii) are limited to the Flight Equipment so acquired and improvements thereon or modifications thereto, and (iii) attach to such Flight Equipment within one year after the acquisition, improvement or modification of such Flight Equipment;

(l) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;
(m) Zoning, building or other restrictions, variances, covenants, rights of way, encumbrances, easements and other minor irregularities in title, none of which, individually or in the aggregate, (i) interfere in any material respect with the present use or occupancy of the affected parcel by the Borrower or any Subsidiary, (ii) have no more than an immaterial effect on the value thereof or its use or (iii) would impair the ability of such parcel to be sold for its present use;
(n) Liens arising solely by virtue of (i) any law or regulation relating to banker’s liens, or (ii) rights of set-off or similar rights and remedies, in each case as to deposit accounts or other funds maintained with a creditor depository institution;
(o) Liens to secure Indebtedness for the purpose of financing all or any part of the purchase price or the cost of construction or improvement of the property subject to such Lien; provided, however, that (i) the principal amount of any Indebtedness secured by such Lien does not exceed 100% of such purchase price or cost and (ii) such Lien does not extend to or cover any other property other than such item of property so acquired, constructed or improved;
(p) Liens arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any Lien permitted by clauses (h), (j), (k) and (o) of this Section; provided that such Indebtedness is not increased and is not secured by any additional assets;
(q) Liens incurred or deposits or pledges made for the purpose of complying with any cash collateralization requirements resulting from defaults by lenders under any syndicated letter of credit facility the Borrower may have in place from time to time; and
(r) Liens not otherwise permitted by Sections 6.01 (a) through (q); provided that, as of the date any Lien is incurred and as of the end of each fiscal quarter of the Borrower ending after May 31, 2009, the sum of (i) the aggregate principal amount of all outstanding Long Term Debt of the consolidated Subsidiaries which are not Guarantors (excluding the Current Maturities of any such Long Term Debt and any Long Term Debt of a consolidated Subsidiary owing to the Borrower or another consolidated Subsidiary that is a Guarantor), plus (ii) the aggregate principal amount of all outstanding Long Term Debt of the Borrower or any Guarantor (excluding the Current Maturities of any such Long Term Debt and any Long Term Debt of a consolidated Subsidiary owing to the Borrower or another consolidated Subsidiary that is a Guarantor) which is secured as permitted by this Section 6.01(r), does not exceed 8% of Consolidated Adjusted Total Assets.
SECTION 6.02. Merger and Consolidation. The Borrower will not, nor will it permit any consolidated Subsidiary to, merge with or into, or consolidate or enter into any analogous transaction with, any other Person, or sell all or substantially all of the assets of the Borrower and its consolidated Subsidiaries taken as a whole, except:
(a) Any consolidated Subsidiary or other corporation or entity may merge with or into, or consolidate or enter into any analogous transaction with, the Borrower, provided that, immediately after giving effect to any such merger or consolidation, (i) the Borrower shall be the continuing or surviving corporation and (ii) no Default or Event of Default shall exist;

(b) Any consolidated Subsidiary may merge with or into, or consolidate or enter into any analogous transaction with, any consolidated Subsidiary so long as, immediately after giving effect thereto, no Default or Event of Default shall exist;
(c) The Borrower or any consolidated Subsidiary may transfer its assets to the Borrower or any consolidated Subsidiary, so long as immediately after giving effect thereto, no Default or Event of Default shall exist;
(d) Any corporation or other entity may merge with or into, or consolidate or enter into any analogous transaction with, any consolidated Subsidiary, so long as immediately after giving effect to any such merger or consolidation, (i) the continuing or surviving entity shall be a consolidated Subsidiary, and (ii) no Default or Event of Default shall exist; and
(e) Any consolidated Subsidiary that is not a Significant Subsidiary may merge with or into, or consolidate or enter into any analogous transaction with, any Person if the primary purpose of such transaction is to discontinue the existence of such consolidated Subsidiary or dispose of such consolidated Subsidiary, so long as immediately after giving effect thereto, no Default or Event of Default shall exist.
SECTION 6.03. Clauses Restricting Significant Subsidiary Distributions. The Borrower will not permit any of its Significant Subsidiaries to enter into any agreement, instrument or indenture that, directly or indirectly, prohibits or restricts such Significant Subsidiary from any of the following if such prohibition or restriction would materially and adversely affect the ability of any Loan Party to comply with its obligations under any Loan Document to which it is a party:
(a) incurring or paying any Indebtedness owed to the Borrower or any other Significant Subsidiary;
(b) granting any Liens;
(c) declaring or paying dividends; and
(d) making loans, advances or other investments to or in the Borrower or any other Significant Subsidiary;
provided that nothing in this Section 6.03 shall prohibit (i) restrictions and conditions imposed by law or by this Agreement; (ii) restrictions and conditions existing on the date hereof (but not any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary, provided such restrictions and conditions apply only to the Subsidiary that is to be sold, (iv) restrictions or conditions applicable to property or assets securing Indebtedness permitted by this Agreement, and (v) customary provisions in leases and other contracts restricting the assignment thereof and customary transfer restrictions and rights of first refusal in shareholders’ agreements, to the extent such provisions, restrictions or rights are in existence on the date hereof or consistent with past practice.
SECTION 6.04. Subsidiary Indebtedness. The Borrower will not permit any of its Subsidiaries to create and issue any unsecured notes or debentures (other than to the Borrower or a consolidated Subsidiary).

ARTICLE VII

EVENTS OF DEFAULT
If any of the following events (“Events of Default”) shall occur:
(a) the Borrower fails to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;
(b) the Borrower fails to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article VII) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five Business Days;
(c) any representation or warranty made or deemed made by or on behalf of the Borrower or any Subsidiary in or in connection with this Agreement or any amendment or modification hereof, or in any certificate furnished pursuant to or in connection with this Agreement or any amendment or modification hereof, prove to have been incorrect in any material respect when made or deemed made;
(d) the Borrower fails to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.03, 5.09, 6.01 or 6.02;
(e) the Borrower fails to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b), (c) or (d) of this Article VII), and such failure shall continue unremedied for a period of thirty (30) days after written notice thereof to the Borrower from the Administrative Agent or any Lender;
(f) the Borrower or any Significant Subsidiary fails to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable, after giving effect to any applicable grace period;
(g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness; provided that this clause (g) shall not apply to secured Indebtedness that becomes due in accordance with its terms as a result of the voluntary or involuntary sale, transfer or disposition of the property or assets securing such Indebtedness;
(h) an involuntary proceeding is commenced or an involuntary petition is filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Significant Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Significant Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i) the Borrower or any Significant Subsidiary (i) voluntarily commences any proceeding or files any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consents to the institution of, or fails to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article VII, (iii) applies for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Significant Subsidiary or for a substantial part of its assets, (iv) files an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) makes a general assignment for the benefit of creditors, or (vi) takes any action for the purpose of effecting any of the foregoing;
(j) the Borrower or any Significant Subsidiary fails to pay, or admits in writing its inability to pay, its debts generally as they become due;
(k) the guarantee of any Significant Subsidiary contained in its respective Guarantee Agreement ceases, for any reason, to be in full force and effect or the Borrower or such Significant Subsidiary so asserts;
(l) the Borrower or any Significant Subsidiary fails within 45 days to pay, bond or otherwise discharge any judgment or order for the payment of money in excess of $100,000,000, which is not stayed on appeal or otherwise being appropriately contested in good faith;
(m) an ERISA Event of the type described in clauses (f) or (g) of the definition of “ERISA Event” has occurred that, when taken together with all other such ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect, or any Termination Event with respect to a Plan occurs; or
(n) a Change of Control occurs;
then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Article VII), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times:  (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (h) or (i) of this Article VII, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

If, within 14 days after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans hereunder as a result of any Default (other than any Default as described in clause (h) or (i) of this Article VII) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Administrative Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination, provided that the Borrower certifies to the Lenders to their satisfaction that, upon giving effect to such rescission, no other Indebtedness of the Borrower shall be accelerated by virtue of a cross-default or cross-acceleration to Indebtedness under this Agreement.
ARTICLE VIII

THE AGENTS
SECTION 8.01. Appointment. Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.
SECTION 8.02. Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.
SECTION 8.03. Exculpatory Provisions. Neither any Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable to any Lender for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person’s own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party that is a party thereto to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

SECTION 8.04. Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.
SECTION 8.05. Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.
SECTION 8.06. Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that neither the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of a Loan Party or any Affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any Affiliate of a Loan Party that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

SECTION 8.07. Indemnification. The Lenders agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Aggregate Exposure Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent’s gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder. The respective obligations of the Lenders under this Agreement are several and not joint, and no Lender shall be responsible for the failure of any other Lender to satisfy its obligations hereunder.
SECTION 8.08. Agent in Its Individual Capacity. Each Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though such Agent were not an Agent. With respect to its Loans made or renewed by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms “Lender” and “Lenders” shall include each Agent in its individual capacity.
SECTION 8.09. Successor Administrative Agent. (a) The Administrative Agent may resign as Administrative Agent upon 10 days’ notice to the Lenders and the Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under clause (a) of Article VII or clause (i) of Article VII with respect to the Borrower shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term “Administrative Agent” shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent’s rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is thirty (30) days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After any retiring Administrative Agent’s resignation as Administrative Agent, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.
(b) The Administrative Agent agrees that in the event it shall fail to fund its portion of any Borrowing within three Business Days of the date on which it shall have been required to fund same, it shall cooperate in good faith with efforts by the Borrower to replace it with a successor administrative agent that is satisfactory to the Required Lenders and the Borrower (including resigning in connection with such replacement).
SECTION 8.10. Co-Documentation Agents and Syndication Agent. None of the Co-Documentation Agents or the Syndication Agent shall have any duties or responsibilities hereunder in its capacity as such.

ARTICLE IX

MISCELLANEOUS
SECTION 9.01. Amendments and Waivers. (a) None of this Agreement, any other Loan Document, or any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 9.01. The Required Lenders and each Loan Party that is party to the relevant Loan Document may, or, with the written consent of the Required Lenders, the Administrative Agent and each Loan Party that is party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding, deleting or modifying any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) forgive the principal amount or extend the final scheduled date of maturity of any Loan, reduce the stated rate of any interest or fee payable hereunder (except (x) in connection with the waiver of applicability of any post-default increase in interest rates (which waiver shall be effective with the consent of the Required Lenders) and (y) that any amendment or modification of defined terms used in the financial covenants in this Agreement shall not constitute a reduction in the rate of interest or fees for purposes of this clause (i)) or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Lender’s Commitment, in each case without the written consent of each Lender directly affected thereby; (ii) eliminate or reduce the voting rights of any Lender under this Section 9.01 without the written consent of such Lender; (iii) reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, or release any Guarantor that is guaranteeing any public debt securities issued by the Borrower from its obligations under the Guarantee Agreement, in each case without the written consent of all Lenders; (iv) amend, modify or waive any provision of Section 2.15 without the written consent of the Lenders adversely affected thereby; or (v) amend, modify or waive any provision of Article VIII without the written consent of the Administrative Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.
(b) Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (i) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Loans and extensions of credit and the accrued interest and fees in respect thereof and (ii) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders.

SECTION 9.02. Notices. (a) All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Borrower and the Administrative Agent, and as set forth in an administrative questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified in writing by the respective parties hereto:

Borrower:	FedEx Corporation
942 S. Shady Grove Road
Memphis, Tennessee 38120
Attention: Treasurer
Telecopy: (901) 818-7191
Telephone: (901) 818-7041

with a copy to:	FedEx Corporation
942 S. Shady Grove Road
Memphis, Tennessee 38120
Attention: General Counsel
Telecopy: (901) 818-7590
Telephone: (901) 818-7588

Administrative Agent:	JPMorgan Chase Bank, N.A.
JPMorgan Loan Services
1111 Fannin, 10th Floor
Houston, Texas 77002
Attention: John Swint
Telecopy: (713) 750-2938
Telephone: (713) 750-2494

with copy to:	JPMorgan Chase Bank, N.A.
270 Park Avenue, 38th Floor
New York 10017
Attention: Matthew Massie
Telecopy: (212) 270-5100
Telephone: (212) 270-5432
provided that any notice, request or demand to or upon the Administrative Agent or the Lenders shall not be effective until received.
(b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. Each of the Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
SECTION 9.03. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent, Borrower, or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

SECTION 9.04. Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document or certificate delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.
SECTION 9.05. Payment of Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements of counsel to the Administrative Agent as separately agreed by the Administrative Agent and the Borrower, and filing and recording fees and expenses, with statements with respect to the foregoing to be submitted to the Borrower prior to the Effective Date (in the case of amounts to be paid on the Effective Date) and from time to time thereafter on a quarterly basis or such other periodic basis as the Administrative Agent shall deem appropriate, (b) to pay or reimburse each Lender and the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including the reasonable fees and disbursements of counsel to each Lender and of counsel to the Administrative Agent, (c) to pay, indemnify, and hold each Lender and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to stamp, excise and other taxes, if any, that are payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender and the Administrative Agent and their respective officers, directors, employees, affiliates and agents (each, an “Indemnitee”) harmless from and against any and all other liabilities, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement and the other Loan Documents, including any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower, any Guarantor or any Subsidiary or any of their respective properties and the reasonable fees and expenses of legal counsel actually incurred in connection with claims, actions or proceedings by any Indemnitee against any Loan Party under any Loan Document (all the foregoing in this clause (d), collectively, the “Indemnified Liabilities”), provided, that the Borrower shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee. Without limiting the foregoing, and to the extent permitted by applicable law, the Borrower agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee. All amounts due under this Section 9.05 shall be payable not later than thirty (30) days after written demand therefor, which shall set forth in reasonable detail the nature, basis and description of such Indemnified Liability. Statements payable by the Borrower pursuant to this Section 9.05 shall be submitted to FedEx Corporation, Attn: Treasurer (Telephone No. (901) 818-7041; Telecopy No. (901) 818-7191), at the address of the Borrower set forth in Section 9.02, or to such other Person or address as may be hereafter designated by the Borrower in a written notice to the Administrative Agent. The agreements in this Section 9.05 shall survive repayment of the Loans and all other amounts payable hereunder.

SECTION 9.06. Successors and Assigns; Participations and Assignments. (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Administrative Agent, all future holders of the Loans and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.
(b) Any Lender other than any Conduit Lender may, without the consent of the Borrower, in accordance with applicable law, at any time sell to one or more banks, financial institutions or other entities (each, a “Participant”) participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender’s obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Loan Documents. In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Loans or any fees payable hereunder, or postpone the date of the final maturity of the Loans, in each case to the extent subject to such participation. The Borrower agrees that if amounts outstanding under this Agreement and the Loans are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 9.07(a) as fully as if it were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.12, 2.13 and 2.14 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it were a Lender; provided that, in the case of Sections 2.13 and 2.14, such Participant shall have complied with the requirements of said Sections; and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower (but without giving rise to any fiduciary obligation of any kind to the Borrower), maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for the purposes of this Agreement notwithstanding any notice to the contrary.

(c) Any Lender other than any Conduit Lender (an “Assignor”) may, in accordance with applicable law, at any time and from time to time assign to any Lender (other than any Defaulting Lender) or any Lender Affiliate or, with the consent of the Borrower and the Administrative Agent (which, in each case, shall not be unreasonably withheld or delayed), to an additional bank, financial institution or other entity (an “Assignee”) all or any part of its rights and obligations under this Agreement and the other Loan Documents pursuant to an Assignment and Acceptance, executed by such Assignee, such Assignor and any other Person whose consent is required pursuant to this paragraph, and delivered to the Administrative Agent for its acceptance and recording in the Register (as defined below); provided that, unless otherwise agreed by the Borrower and the Administrative Agent, no such assignment to an Assignee (other than any Lender or any Lender Affiliate) shall be in an aggregate principal amount of less than $5,000,000, and after giving effect to such assignment, such assigning Lender shall have Commitments and Loans in an aggregate amount of at least $5,000,000 in each case described in this sentence except in the case of an assignment of all of a Lender’s interests under this Agreement. For purposes of the proviso contained in the preceding sentence, the amount described therein shall be aggregated in respect of each Lender and its Lender Affiliates, if any. The Assignee shall purchase, at par, all Loans and pay all accrued interest and other amounts owing to such Assignor under this Agreement on or prior to the date of assignment for any assignment pursuant to Section 2.17. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment and/or Loans as set forth therein, and (y) the Assignor thereunder shall, to the extent provided in such Assignment and Acceptance, relinquish its rights (other than its rights under Section 2.13, 2.14, and 9.05 to the extent any claim thereunder relates to an event arising prior to the effective date of such assignment) and be released from its obligations (other than its obligations under Section 8.07 with respect to matters arising prior to the effective date of such assignment) under this Agreement (and, in the case of an Assignment and Acceptance covering all of an Assignor’s rights and obligations under this Agreement, such Assignor shall cease to be a party hereto). Notwithstanding any provision of this Section 9.06, (i) the consent of the Borrower shall not be required for any assignment that occurs after the occurrence and during the continuance of an Event of Default and (ii) no assignment shall be made to the Borrower or any Affiliate of the Borrower. Notwithstanding the foregoing, any Conduit Lender may assign at any time to its designating Lender hereunder without the consent of the Borrower or the Administrative Agent any or all of the Loans it may have funded hereunder and pursuant to its designation agreement and without regard to the limitations set forth in the first sentence of this Section 9.06(c).
(d) The Administrative Agent shall, on behalf of the Borrower, maintain at its address referred to in Section 9.02 a copy of each Assignment and Acceptance delivered to it and a register (the “Register”) for the recordation of the names and addresses of the Lenders and the Commitment of, and the principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, each other Loan Party, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Loans and any Notes evidencing the Loans recorded therein for all purposes of this Agreement. Any assignment of any Loan, whether or not evidenced by a Note, shall be effective only upon appropriate entries with respect thereto being made in the Register (and each Note shall expressly so provide). Any assignment or transfer of all or part of a Loan evidenced by a Note shall be registered on the Register only upon surrender for registration of assignment or transfer of the Note evidencing such Loan, accompanied by a duly executed Assignment and Acceptance, and thereupon one or more new Notes shall be issued to the designated Assignee.
(e) Upon its receipt of an Assignment and Acceptance executed by an Assignor, an Assignee and any other Person whose consent is required by Section 9.06(c), together with payment to the Administrative Agent of a registration and processing fee of $4,000, the Administrative Agent shall (i) promptly accept such Assignment and Acceptance, (ii) record the information contained therein in the Register on the effective date determined pursuant thereto, and (iii) promptly notify Borrower of its receipt of such Assignment and Acceptance.

(f) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section 9.06 concerning assignments relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including any pledge or assignment by a Lender to any Federal Reserve Bank in accordance with applicable law.
(g) The Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in paragraph (f) above.
(h) Each of the Borrower, each Lender and the Administrative Agent hereby confirms that it will not institute against a Conduit Lender or join any other Person in instituting against a Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any state bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Conduit Lender; provided, however, that each Lender designating any Conduit Lender hereby agrees to indemnify, save and hold harmless each other party to this Agreement for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such Conduit Lender during such period of forbearance.
SECTION 9.07. Adjustments; Set-off. (a) Except to the extent that this Agreement expressly provides for payments to be allocated to a particular Lender or to the Lenders, if any Lender (a “Benefitted Lender”) shall, at any time after the Loans and other amounts payable hereunder shall immediately become due and payable pursuant to Article VII, receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in clause (i) of Article VII, or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of the Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.
(b) In addition to any rights and remedies of the Lenders and the Lender Affiliates provided by law, if an Event of Default shall have occurred and be continuing, each Lender and Lender Affiliate shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or Lender Affiliate or any branch or agency thereof to or for the credit or the account of the Borrower, as the case may be. Each Lender and Lender Affiliate agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender or Lender Affiliate, provided that the failure to give such notice shall not affect the validity of such setoff and application.
SECTION 9.08. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

SECTION 9.09. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
SECTION 9.10. Integration. This Agreement, the other Loan Documents, and any commitment letters or similar documents related to the Transactions, represent the entire agreement of the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Borrower, Administrative Agent, or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.
SECTION 9.11. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
SECTION 9.12. Submission To Jurisdiction; Waivers. The Borrower hereby irrevocably and unconditionally:
(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;
(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in Section 9.02 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;
(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and
(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

SECTION 9.13. Acknowledgements. The Borrower hereby acknowledges that:
(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;
(b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent and Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and
(c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.
SECTION 9.14. Guarantors. (a) The Guarantors as of the date hereof are set forth on Schedule 9.14 hereto.
(b) Upon any Subsidiary guaranteeing any public debt securities issued or guaranteed by the Borrower or any other Material Indebtedness of the Borrower, within 30 (thirty) days thereafter, the Borrower shall cause such Subsidiary to execute the Guarantee Agreement pursuant to an Addendum thereto in the form of Annex I to the Guarantee Agreement, and in the case of a Significant Subsidiary, to deliver documentation, to the extent requested by the Administrative Agent, similar to that described in Sections 4.01(c) and (d) relating to the authorization for, execution and delivery of, and validity of such Significant Subsidiary’s obligations as a Guarantor, such documentation to be in form and substance reasonably satisfactory to the Administrative Agent.
(c) The Borrower covenants and agrees with the Lenders that each Specified Guarantor is, and shall remain, an entity organized under the laws of any jurisdiction within the United States. For the avoidance of doubt, this Section 9.14(c) shall not prohibit any merger or consolidation of a Specified Guarantor; provided, that, in accordance with the definition of “Specified Guarantor”, any Person into which such Specified Guarantor is merged or consolidated, or to which all or substantially all of its assets are sold, transferred or disposed, shall become a Specified Guarantor and be subject to the provisions of this Section 9.14(c).
(d) Notwithstanding anything to the contrary contained herein or in any other Loan Document, upon the release of any Guarantor (other than any Specified Guarantor) from its guarantee of any and all public debt securities issued or guaranteed by the Borrower, such Guarantor shall be deemed to be automatically and unconditionally released and discharged from all its obligations under the Guarantee Agreement without any further action required on the part of the Administrative Agent or any Lender. At the request and sole expense of the Borrower following any such release and discharge, the Administrative Agent shall execute and deliver to the Borrower such documents as the Borrower shall reasonably request to evidence such release and discharge. For the avoidance of doubt, it is agreed and understood that any release of any Specified Guarantor from its obligations under the Guarantee Agreement shall be subject to Section 9.01.
SECTION 9.15. Confidentiality. Each of the Administrative Agent and each Lender agrees to keep confidential all non-public information provided to it or its Affiliates by any Loan Party or its Affiliates pursuant to this Agreement; provided that nothing herein shall prevent the Administrative Agent or any Lender from disclosing any such information (a) to the Administrative Agent or any other Lender, (b) subject to an agreement by such Person to comply with the provisions of this Section, to any actual or prospective Transferee or any actual or prospective direct or indirect counterparty to any Hedge Agreement (or any professional advisor to such counterparty), (c) to its employees or directors, or those of its Affiliates, agents, attorneys, accountants and other professional advisors, or any Lender Affiliates, who are made aware of the confidential requirements of this Section 9.15 and who are instructed to keep such information confidential in accordance therewith, (d) upon the request or demand of any Governmental Authority, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (f) if required to do so in connection with any litigation or similar proceeding, (g) that has been publicly disclosed, (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender, (i) in connection with the exercise of any remedy hereunder or under any other Loan Document or (j) with the written consent of the Borrower. The provisions of this Section 9.15 shall survive any expiration or termination of this Agreement for a period of one year.
SECTION 9.16. WAIVERS OF JURY TRIAL. THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.
SECTION 9.17. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively, the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.
SECTION 9.18. Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.
SECTION 9.19. USA Patriot Act. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and business address of the Borrower and other required information that will allow such Lender to identify the Borrower in accordance with the Act, such as the Borrower’s tax identification number and legal organizational documents. The Borrower shall promptly provide such information upon request by any Lender. In connection therewith, each Lender hereby agrees that such information shall be covered by the confidentiality provisions set forth in Section 9.15 hereof.
SECTION 9.20. Waiver. Each Lender party hereto which is also party to the Existing Revolving Credit Facility hereby waives compliance by the Borrower with the requirement of three Business Days’ (as defined therein) notice thereunder for the termination of the Commitments (as defined therein) pursuant to Section 2.06(b) thereto.
[Balance of Page Intentionally Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

FEDEX CORPORATION, as Borrower
By:	/s/ Burnetta B. Williams
	Name:	Burnetta B. Williams
	Title:	Corporate Vice President and Treasurer

JPMORGAN CHASE BANK, N.A., as Administrative Agent and as a Lender
By:	/s/ Matthew H. Massie
	Name:	Matthew H. Massie
	Title:	Managing Director

Signature page to the Three-Year Credit Agreement, dated as of July 22, 2009 BANK OF AMERICA, N.A.
By:	/s/ Chas McDonell
	Name:	Chas McDonell
	Title:	Senior Vice President

Signature page to the Three-Year Credit Agreement, dated as of July 22, 2009 THE BANK OF NOVA SCOTIA
By:	/s/ Paula Czach
	Name:	Paula Czach
	Title:	Director

Signature page to the Three-Year Credit Agreement, dated as of July 22, 2009 WELLS FARGO BANK, N.A.
By:	/s/ Greg Campbell
	Name:	Greg Campbell
	Title:	Vice President

Signature page to the Three-Year Credit Agreement, dated as of July 22, 2009 CITIBANK, N.A.
By:	/s/ James J. McCarthy
	Name:	James J. McCarthy
	Title:	Managing Director & Vice President

Signature page to the Three-Year Credit Agreement, dated as of July 22, 2009 GOLDMAN SACHS BANK USA
By:	/s/ Mark Walton
	Name:	Mark Walton
	Title:	Authorized Signatory

Signature page to the Three-Year Credit Agreement, dated as of July 22, 2009 SUNTRUST BANK
By:	/s/ Tesha Winslow
	Name:	Tesha Winslow
	Title:	Portfolio Manager

Signature page to the Three-Year Credit Agreement, dated as of July 22, 2009 THE BANK OF NEW YORK MELLON
By:	/s/ Daniel J. Lenckos
	Name:	Daniel J. Lenckos
	Title:	Managing Director

Signature page to the Three-Year Credit Agreement, dated as of July 22, 2009 HSBC BANK USA, NATIONAL ASSOCIATION
By:	/s/ David Wagstaff
	Name:	David Wagstaff
	Title:	Managing Director

Signature page to the Three-Year Credit Agreement, dated as of July 22, 2009 REGIONS BANK
By:	/s/ Bryan W. Ford
	Name:	Bryan W. Ford
	Title:	Senior Vice President

Signature page to the Three-Year Credit Agreement, dated as of July 22, 2009 KEYBANK, N.A.
By:	/s/ David M. Morris
	Name:	David M. Morris
	Title:	Vice President

Signature page to the Three-Year Credit Agreement, dated as of July 22, 2009 MORGAN STANLEY BANK, N.A.
By:	/s/ Melissa James
	Name:	Melissa James
	Title:	Authorized Signatory

Signature page to the Three-Year Credit Agreement, dated as of July 22, 2009 THE ROYAL BANK OF SCOTLAND PLC
By:	/s/ Angela Reilly
	Name:	Angela Reilly
	Title:	Managing Director

Signature page to the Three-Year Credit Agreement, dated as of July 22, 2009 THE BANK OF TOKYO-MITSUBISHI UFJ LTD.
By:	/s/ Ravneet Mumick
	Name:	Ravneet Mumick
	Title:	Authorized Signatory

Signature page to the Three-Year Credit Agreement, dated as of July 22, 2009 BNP PARIBAS
By:	/s/ Nader Tannous
	Name:	Nader Tannous
	Title:	Vice President

By:	/s/ Andy Strait
	Name:	Andy Strait
	Title:	Managing Director

Signature page to the Three-Year Credit Agreement, dated as of July 22, 2009 COMMERZBANK AG, NEW YORK AND GRAND CAYMAN BRANCHES
By:	/s/ Edward C. A. Forsberg, Jr.
	Name:	Edward C. A. Forsberg, Jr.
	Title:	Senior Vice President & Manager

By:	/s/ David A. Bennett
	Name:	David A. Bennett
	Title:	Vice President

Signature page to the Three-Year Credit Agreement, dated as of July 22, 2009 STANDARD CHARTERED BANK
By:	/s/ Maria Natalia Cucalon
	Name:	Maria Natalia Cucalon
	Title:	Associate Director – Syndications, Americas

By:	/s/ Andrew Y. Ng
	Name:	Andrew Y. Ng
	Title:	Director, Standard Chartered Bank NY

Signature page to the Three-Year Credit Agreement, dated as of July 22, 2009 KBC BANK NV
By:	/s/ Wim Boon
	Name:	Wim Boon
	Title:	Kantoordirecteur

By:	/s/ Wim Destoop
	Name:	Wim Destoop
	Title:	Account Manager

Signature page to the Three-Year Credit Agreement, dated as of July 22, 2009 KBC BANK NV
By:	/s/ William Cavanaugh
	Name:	William Cavanaugh
	Title:	Director

By:	/s/ Sandra T. Johnson
	Name:	Sandra T. Johnson
	Title:	Managing Director

Signature page to the Three-Year Credit Agreement, dated as of July 22, 2009 COMERICA BANK
By:	/s/ Heather A. Whiting
	Name:	Heather A. Whiting
	Title:	Vice President

Signature page to the Three-Year Credit Agreement, dated as of July 22, 2009 FIFTH THIRD BANK, an Ohio banking corporation
By:	/s/ John K. Perez
	Name:	John K. Perez
	Title:	Vice President

Signature page to the Three-Year Credit Agreement, dated as of July 22, 2009 FIRST TENNESSEE BANK NATIONAL ASSOCIATION
By:	/s/ James H. Moore, Jr.
	Name:	James H. Moore, Jr.
	Title:	Senior Vice President

Signature page to the Three-Year Credit Agreement, dated as of July 22, 2009 STATE STREET BANK AND TRUST COMPANY
By:	/s/ Juan G. Sierra
	Name:	Juan G. Sierra
	Title:	Vice President

Signature page to the Three-Year Credit Agreement, dated as of July 22, 2009 U.S. BANK NATIONAL ASSOCIATION
By:	/s/ Edward B. Hanson
	Name:	Edward B. Hanson
	Title:	Assistant Vice President

Signature page to the Three-Year Credit Agreement, dated as of July 22, 2009 SUMITOMO MITSUI BANKING CORPORATION
By:	/s/ William M. Ginn
	Name:	William M. Ginn
	Title:	Executive Officer

Signature page to the Three-Year Credit Agreement, dated as of July 22, 2009 MIZUHO CORPORATE BANK (USA)
By:	/s/ Robert Gallagher
	Name:	Robert Gallagher
	Title:	Senior Vice President

SCHEDULE 2.01
LENDERS AND COMMITMENTS

Lender	Commitment
JPMorgan Chase Bank, N.A.	$90,000,000
Bank of America, N.A.	$90,000,000
Bank of Nova Scotia	$65,000,000
Wells Fargo Bank, N.A.	$65,000,000
Citibank, N.A.	$60,000,000
Goldman Sachs Bank USA	$60,000,000
SunTrust Bank	$60,000,000
Bank of New York Mellon	$50,000,000
HSBC Bank USA, National Association	$50,000,000
Mizuho Corp. Bank (USA)	$40,000,000
Regions Bank	$40,000,000
Sumitomo Mitsui Banking Corporation	$40,000,000
Keybank National Association	$30,000,000
Morgan Stanley Bank, N.A.	$30,000,000
Royal Bank of Scotland plc	$30,000,000
The Bank of Tokyo-Mitsubishi UFJ, LTD.	$30,000,000
BNP Paribas	$25,000,000
Commerzbank	$25,000,000
Standard Chartered Bank	$25,000,000
Comerica	$15,000,000
Fifth Third Bank	$15,000,000
First Tennessee Bank National Association	$15,000,000
State Street Bank and Trust Company	$15,000,000
US Bank	$15,000,000
KBC Bank N.V. (Belgium)	$10,000,000
KBC Bank N.V. (New York)	$10,000,000
Total	$1,000,000,000

SCHEDULE 3.06
DISCLOSED MATTERS
The matters described under Note 17 to the financial statements included in the Borrower’s Annual Report on Form 10-K for the fiscal year ended May 31, 2009, relevant excerpts of which are set forth below:
Wage-and-Hour. We are a defendant in a number of lawsuits containing various class-action allegations of wage-and-hour violations. The plaintiffs in these lawsuits allege, among other things, that they were forced to work “off the clock,” were not paid overtime or were not provided work breaks or other benefits. The complaints generally seek unspecified monetary damages, injunctive relief, or both.
In February 2008, one of these wage-and-hour cases, Wiegele v. FedEx Ground, was certified as a class action by a California federal court, and in April 2008, the U.S. Court of Appeals for the Ninth Circuit denied our petition to review the class certification ruling. The plaintiffs in Wiegele represent a class of FedEx Ground sort managers and dock service managers in California from May 10, 2002 to the present. The plaintiffs allege that FedEx Ground has misclassified the managers as exempt from the overtime requirements of California wage-and-hour laws and is correspondingly liable for failing to pay them overtime compensation and provide them with rest and meal breaks. Subject to court approval, the plaintiffs have agreed to dismiss the sort managers, leaving only the dock service managers in the class.
In September 2008, in another one of these wage-and-hour cases, Tidd v. Adecco USA, Kelly Services and FedEx Ground, a Massachusetts federal court conditionally certified a class limited to individuals who were employed by two temporary employment agencies and who worked as temporary pick-up-and-delivery drivers for FedEx Ground in the New England region within the past three years. Potential claimants must voluntarily “opt in” to the lawsuit in order to be considered part of the class. In addition, in the same opinion, the court granted summary judgment in favor of FedEx Ground with respect to the plaintiffs’ claims for unpaid overtime wages. Accordingly, as to FedEx Ground, the conditionally certified class of plaintiffs is now limited to a claim of failure to pay regular wages due under the federal Fair Labor Standards Act.
In April 2009, in another one of these wage-and-hour cases, Bibo v. FedEx Express, a California federal court granted class certification, certifying several subclasses of FedEx Express couriers in California from April 14, 2006 (the date of the settlement of the Foster class action) to the present. The plaintiffs allege that FedEx Express violated California wage-and-hour laws after the date of the Foster settlement. In particular, the plaintiffs allege, among other things, that they were forced to work “off the clock” and were not provided with required meal breaks or split-shift premiums. We have asked the U.S. Court of Appeals for the Ninth Circuit to accept an appeal of the class certification ruling.
Independent Contractor — Lawsuits and State Administrative Proceedings. FedEx Ground is involved in approximately 50 class-action lawsuits (including 21 that have been certified as class actions), several individual lawsuits and approximately 40 state tax and other administrative proceedings that claim that the company’s owner-operators should be treated as employees, rather than independent contractors.

Most of the class-action lawsuits have been consolidated for administration of the pre-trial proceedings by a single federal court, the U.S. District Court for the Northern District of Indiana. With the exception of recently filed cases that have been or will be transferred to the multidistrict litigation, discovery on class certification and classification issues and class certification briefing are now complete. In October 2007, we received a decision from the court granting class certification in a Kansas action alleging state law claims on behalf of a statewide class and federal law claims under the Employee Retirement Income Security Act of 1974 on behalf of a nationwide class. In January 2008, the U.S. Court of Appeals for the Seventh Circuit declined our request for appellate review of the class certification decision. In March 2008, the court granted class certification in 19 additional cases and denied it in nine cases. The court has not yet ruled on class certification in the other cases that are pending in the multidistrict litigation. Motions for summary judgment on the classification issue (i.e., independent contractor vs. employee) are pending in all 20 of the multidistrict litigation cases that have been certified as class actions.
In January 2008, one of the contractor-model lawsuits that is not part of the multidistrict litigation, Anfinson v. FedEx Ground, was certified as a class action by a Washington state court. The plaintiffs in Anfinson represent a class of FedEx Ground single-route, pickup-and-delivery owner-operators in Washington from December 21, 2001 through December 31, 2005 and allege that the class members should be reimbursed as employees for their uniform expenses and should receive overtime pay. In March 2009, a jury trial in the Anfinson case was held, and the jury returned a verdict in favor of FedEx Ground, finding that all 320 class members were independent contractors, not employees. The plaintiffs have appealed the verdict. The other contractor-model lawsuits that are not part of the multidistrict litigation are not as far along procedurally as Anfinson and are all currently stayed pending further developments in the multidistrict litigation.
FedEx Ground is also involved in several lawsuits, including one purported class action, brought by drivers of the company’s independent contractors who claim that they were jointly employed by the contractor and FedEx Ground.
Independent Contractor — IRS Audit. In October 2008, the IRS withdrew its tentative assessment of tax and penalties for the 2002 calendar year ($319 million plus interest) against FedEx Ground relating to the classification of FedEx Ground’s owner-operators for federal employment tax purposes. The IRS is continuing its employment tax audit of FedEx Ground for the 2002 calendar year. We are engaged in discussions with the IRS audit team regarding this matter.
Independent Contractor — Shareholder Derivative Lawsuits. The Plumbers and Pipefitters Local 51 Pension Fund and the Western Pennsylvania Bricklayers Pension Fund each filed shareholder derivative lawsuits (which have now been consolidated) in Tennessee federal court naming FedEx Corporation as a nominal defendant and the members of the Board of Directors of FedEx Corporation as defendants (the Plumbers and Pipefitters suit was filed in May 2008 and the Bricklayers suit was filed in June 2008). The derivative lawsuits, which are purportedly brought to assert the rights of FedEx Corporation, assert claims against the Board members for breach of fiduciary duty, abuse of control, gross mismanagement, waste of corporate assets and unjust enrichment in connection with the management of FedEx Ground — in particular, the classification of FedEx Ground’s owner-operators as independent contractors.

SCHEDULE 3.07
SIGNIFICANT SUBSIDIARIES
and their jurisdictions

		Jurisdiction of
Significant Subsidiary	Percent Ownership	Organization
Federal Express Corporation	100%	DELAWARE
Federal Express International, Inc.[1]	100%	DELAWARE
Federal Express Europe, Inc.[2]	100%	DELAWARE
Federal Express Canada, Ltd.[3]	100%	CANADA
FedEx Ground Package System, Inc.	100%	DELAWARE
FedEx Freight Corporation	100%	DELAWARE
FedEx Freight, Inc.[4]	100%	ARKANSAS

[1]	Federal Express International, Inc. is a direct wholly-owned subsidiary of Federal Express Corporation.

[2]	Federal Express Europe, Inc. is a direct wholly-owned subsidiary of Federal Express International, Inc.

[3]	Federal Express Canada, Ltd. is a direct wholly-owned subsidiary of Federal Express Corporation.

[4]	FedEx Freight, Inc. is a direct wholly-owned subsidiary of FedEx Freight Corporation.

SCHEDULE 5.01(c)
COMPLIANCE CALCULATIONS
FEDEX CORPORATION
CREDIT AGREEMENT, DATED JULY 22, 2009
FORM OF COMPLIANCE CALCULATIONS
IN THOUSANDS OF DOLLARS

Line No.	LEVERAGE TEST	Q1 FYXX	Q2 FYXX	Q3 FYXX	Q4 FYXX
1	Rentals and Landing Fees	$0	$0	$0	$0

2	X6	6	6	6	6

3	Capitalized Operating Lease Value (1 x 2)	$0	$0	$0	$0

4	Capitalized Operating Lease Value (3)	$0	$0	$0	$0

5	Long Term Debt

6	Current	$0	$0	$0	$0

7	Non-current	0	0	0	0

8	Total Adjusted Debt (4 + 6 + 7)	$0	$0	$0	$0

9	Owner’s Equity	$0	$0	$0	$0

10	Total Adjusted Debt (8)	$0	$0	$0	$0

11	Owner’s Equity (9)	0	0	0	0

12	Total Defined Capitalizations (8 + 9)	$0	$0	$0	$0

13	Leverage Ratio (8 / 12)	0.00%	0.00%	0.00%	0.00%

14	Maximum Leverage Ratio (70.00%)	70.00%	70.00%	70.00%	70.00%

15	Total Additional Leverage Allowed ((Owner’s Equity x .7)/.3) — Total Adjusted Debt	$0	$0	$0	$0

SCHEDULE 9.14
INITIAL SUBSIDIARY GUARANTORS
1.	Federal Express Corporation

2.	FedEx Ground Package System, Inc.

3.	FedEx Freight Corporation

4.	FedEx Freight, Inc.

5.	FedEx Office and Print Services, Inc.

6.	FedEx Corporate Services, Inc.

7.	FedEx Customer Information Services, Inc.

8.	Federal Express Europe, Inc.

9.	Federal Express Holdings S.A.

10.	Federal Express International, Inc.

Exhibit A
FORM OF BORROWING REQUEST
Pursuant to Section 2.03 of the Three-Year Credit Agreement, dated as of July 22, 2009 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among FEDEX CORPORATION, a Delaware corporation (the “Borrower”), the several banks and other financial institutions from time to time parties to this Agreement (the “Lenders”), JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”), BANK OF AMERICA, N.A., as Syndication Agent, and the other agents party thereto, the undersigned hereby delivers this Borrowing Request.
The Borrower hereby requests that a [Eurodollar / ABR] Loan be made in the aggregate principal amount of                      on  _____ ____ , 200 _____ [with an Interest Period of _____ months].
The undersigned hereby certifies as follows:
(a) The representations and warranties made by the Borrower in Article III of the Credit Agreement are true and correct on and as of the date hereof with the same effect as if made on the date hereof (except to the extent that any such representation or warranty expressly relates to a specified earlier date, in which case such representation or warranty shall be true and correct as of such earlier date); and
(b) No Default has occurred and is continuing on the date hereof or after giving effect to the Loans requested to be made on such date.
Capitalized terms used herein and not defined herein shall have the meanings given to them in the Credit Agreement.
The Borrower agrees that if prior to the time of the borrowing requested hereby any matter certified to herein by it will not be true and correct in all material respects at such time as if then made, it will immediately so notify the Administrative Agent. Except to the extent, if any, that prior to the time of the borrowing requested hereby the Administrative Agent shall receive written notice to the contrary from the Borrower, each matter certified to herein shall be deemed once again to be certified as true and correct in all material respects at the date of such borrowings as if then made.

Please wire transfer the proceeds of the borrowing as directed by the Borrower on the attached Schedule 1.
The Borrower has caused this Borrowing Request to be executed and delivered, and the certification and warranties contained herein to be made, by the undersigned Financial Officer this  _____  day of                     , 200_.

FEDEX CORPORATION
By:
Name:
Title:

Exhibit B
FORM OF INTEREST ELECTION REQUEST
Pursuant to Section 2.05(b) of the Three-Year Credit Agreement, dated as of July22, 2009 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among FEDEX CORPORATION, a Delaware corporation (the “Borrower”), the several banks and other financial institutions from time to time parties to this Agreement (the “Lenders”), JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”), BANK OF AMERICA, N.A., as Syndication Agent, and the other agents party thereto, this represents the Borrower’s request to convert or continue Loans as follows:
1.	Date of conversion/continuation:

2.	Amount of Loans being converted/continued: $

3.	Type of Loans being converted/continued:
☐	a. Eurodollar Loans

☐	b. ABR Loans
4.	Nature of conversion/continuation:
☐	a. Conversion of ABR Loans to Eurodollar ABR Loans

☐	b. Conversion of Eurodollar Loans to ABR Loans

☐	c. Continuation of Eurodollar Loans as such
5.	Interest Periods:

If Loans are being continued as or converted to Eurodollar Loans, the duration of the new Interest Period that commences on the conversion/ continuation date: month(s)

In the case of a conversion to or continuation of Eurodollar Loans, the undersigned officer, to the best of his or her knowledge, on behalf of the Borrower, certifies that no Event of Default has occurred and is continuing under the Credit Agreement.

DATED:	FEDEX CORPORATION
By:
Name:
Title:

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Exhibit C
FORM OF GUARANTEE AGREEMENT
THIS GUARANTEE AGREEMENT (this “Guarantee”) is made as of July 22, 2009, by each Subsidiary listed on Schedule I hereto (collectively, the “Initial Guarantors”, and together with each Subsidiary which becomes a party to this Agreement by executing an Addendum hereto in the form attached as Annex I, the “Guarantors”) in favor of the Administrative Agent, for the ratable benefit of the Lenders, under (and as defined in) the Credit Agreement referred to below.
W I T N E S S E T H:
WHEREAS, FedEx Corporation, a Delaware corporation (the “Borrower”), JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”), and certain Lenders have entered into a certain Three-Year Credit Agreement, dated as of July 22, 2009 (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), providing, subject to the terms and conditions thereof, for extensions of credit to be made by the Lenders to the Borrower;
WHEREAS, it is a condition precedent to the initial extensions of credit by the Lenders under the Credit Agreement that each of the Guarantors execute and deliver this Guarantee, whereby each of the Guarantors shall guarantee the payment when due, subject to Section 8 hereof, of any and all of the Obligations; and
WHEREAS, in consideration of the financial and other support that the Borrower has provided, and such financial and other support as the Borrower may in the future provide, to the Guarantors, and in order to induce the Lenders and the Administrative Agent to enter into the Credit Agreement, each of the Guarantors is willing to guarantee the Obligations of the Borrower under the Credit Agreement;
NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
SECTION 1. Definitions. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Credit Agreement.
SECTION 2. Representations and Warranties. Each of the Guarantors represents and warrants (which representations and warranties shall be deemed to have been renewed at the time of each borrowing by the Borrower under the Credit Agreement) that:
(a) It is a corporation, limited liability company, partnership or other commercial entity duly incorporated or formed, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation and has all requisite authority to conduct its business as a foreign Person in each jurisdiction in which its business is conducted, except where the failure to have such requisite authority would not reasonably be expected to have a Material Adverse Effect.
(b) It has the corporate power and authority to execute and deliver this Guarantee and to perform its obligations hereunder. The execution and delivery by it of this Guarantee and the performance by it of its obligations hereunder have been duly authorized by proper proceedings, and this Guarantee constitutes a legal, valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally, and subject also to the availability of equitable remedies if equitable remedies are sought, regardless of whether considered in a proceeding in equity or in law.

(c) Neither the execution and delivery by it of this Guarantee, nor the consummation by it of the transactions herein contemplated, nor compliance by it with the terms and provisions hereof, will violate (x) any applicable law, rule, regulation, order, writ, judgment, injunction, decree or award binding on it or the provisions of any indenture, instrument or material agreement to which it is a party or is subject, or by which it, or its property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien in, of or on its property pursuant to the term of any such indenture, instrument or material agreement, in each case which would, individually or in the aggregate with such other instances, reasonably be expected to result in a Material Adverse Effect, or (y) its certificate or articles of incorporation or by-laws, limited liability company or partnership agreement. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental authority, is required to authorize, or is required in connection with the execution, delivery and performance by it of, or the legality, validity, binding effect or enforceability of, this Guarantee, except to the extent the failure to obtain such order, consent, approval, license, authorization, or file, record, register or take such action, would not reasonably be expected to have a Material Adverse Effect.
SECTION 3. The Guarantee. Subject to Section 8 hereof, each of the Guarantors hereby unconditionally guarantees, jointly with the other Guarantors and severally, the full and punctual payment when due (whether at stated maturity, upon acceleration or otherwise) of the Obligations (the foregoing, subject to the provisions of Section 8 hereof, being referred to collectively as the “Guaranteed Obligations”). Upon failure by the Borrower to pay punctually any such amount, each of the Guarantors agrees that it shall forthwith on demand pay such amount at the place and in the manner specified in the Credit Agreement or the relevant Loan Document, as the case may be. Each of the Guarantors hereby agrees that this Guarantee is an absolute, irrevocable and unconditional guaranty of payment and is not a guaranty of collection.
SECTION 4. Guarantee Unconditional. Subject to Section 8 hereof, the obligations of each of the Guarantors hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:
(a) any extension, renewal, settlement, indulgence, compromise, waiver or release of or with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto, or with respect to any obligation of any other guarantor of any of the Guaranteed Obligations, whether (in any such case) by operation of law or otherwise, or any failure or omission to enforce any right, power or remedy with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto, or with respect to any obligation of any other guarantor of any of the Guaranteed Obligations;
(b) any modification or amendment of or supplement to the Credit Agreement or any other Loan Document, including, without limitation, any such amendment which may increase the amount of the Obligations guaranteed hereby;
(c) any release, surrender, compromise, settlement, waiver, subordination or modification, with or without consideration, of any collateral securing the Guaranteed Obligations or any part thereof, any other guaranties with respect to the Guaranteed Obligations or any part thereof, or any other obligation of any person or entity with respect to the Guaranteed Obligations or any part thereof, or any nonperfection or invalidity of any direct or indirect security for the Guaranteed Obligations;
(d) any change in the corporate, partnership or other existence, structure or ownership of the Borrower or any other guarantor of any of the Guaranteed Obligations, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower or any other guarantor of the Guaranteed Obligations, or any of their respective assets or any resulting release or discharge of any obligation of the Borrower or any other guarantor of any of the Guaranteed Obligations;
(e) the existence of any claim, setoff or other rights which the Guarantors may have at any time against the Borrower, any other guarantor of any of the Guaranteed Obligations, the Administrative Agent, any Lender or any other Person, whether in connection herewith or in connection with any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

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(f) the enforceability or validity of the Guaranteed Obligations or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to any collateral securing the Guaranteed Obligations or any part thereof, or any other invalidity or unenforceability relating to or against the Borrower or any other guarantor of any of the Guaranteed Obligations, for any reason related to the Credit Agreement, any other Loan Document, or any provision of applicable law or regulation purporting to prohibit the payment by the Borrower or any other guarantor of the Guaranteed Obligations, of any of the Guaranteed Obligations;
(g) the failure of the Administrative Agent to take any steps to perfect and maintain any security interest in, or to preserve any rights to, any security or collateral for the Guaranteed Obligations, if any;
(h) the election by, or on behalf of, any one or more of the Lenders, in any proceeding instituted under Chapter 11 of Title 11 of the United States Code (11 U.S.C. 101 et seq.) (the “Bankruptcy Code”), of the application of Section 1111(b)(2) of the Bankruptcy Code;
(i) any borrowing or grant of a security interest by the Borrower, as debtor-in-possession, under Section 364 of the Bankruptcy Code;
(j) the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of the claims of any of the Lenders or the Administrative Agent for repayment of all or any part of the Guaranteed Obligations;
(k) the failure of any other Guarantor to sign or become party to this Guarantee or any amendment, change, or reaffirmation hereof; or
(l) any other act or omission to act or delay of any kind by the Borrower, any other guarantor of the Guaranteed Obligations, the Administrative Agent, any Lender or any other Person or any other circumstance whatsoever which might, but for the provisions of this Section 4, constitute a legal or equitable discharge of any Guarantor’s obligations hereunder.
SECTION 5. Discharge Only Upon Payment In Full; Reinstatement In Certain Circumstances. Except as otherwise provided in Section 9.14 of the Credit Agreement, each of the Guarantors’ obligations hereunder shall remain in full force and effect until all Guaranteed Obligations shall have been paid in full and the Commitments under the Credit Agreement shall have terminated or expired. If at any time any payment of any portion of the Obligations is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, each Guarantor’s obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.
SECTION 6. General Waivers. Each of the Guarantors irrevocably waives acceptance hereof, presentment, demand or action on delinquency, protest, the benefit of any statutes of limitations and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Borrower, any other guarantor of the Guaranteed Obligations, or any other Person.
SECTION 7. Subordination of Subrogation. Until the Obligations have been indefeasibly paid in full in cash and the Commitments under the Credit Agreement shall have terminated or expired, the Guarantors (i) shall have no right of subrogation with respect to such Obligations and (ii) waive any right to enforce any remedy which the Lenders or the Administrative Agent now have or may hereafter have against the Borrower, any endorser or any guarantor of all or any part of the Obligations or any other Person, and the Guarantors waive any benefit of, and any right to participate in, any security or collateral given to the Lenders and the Administrative Agent to secure the payment or performance of all or any part of the Obligations or any other liability of the Borrower to the Lenders. Should any Guarantor have the right, notwithstanding the foregoing, to exercise its subrogation rights, each Guarantor hereby expressly and irrevocably (a) subordinates any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off that the Guarantor may have to the indefeasible payment in full in cash of the Obligations and (b) waives any and all defenses available to a surety, guarantor or accommodation co-obligor until the Obligations are indefeasibly paid in full in cash. Each Guarantor acknowledges and agrees that this subordination is intended to benefit the Administrative Agent and the Lenders and shall not limit or otherwise affect such Guarantor’s liability hereunder or the enforceability of this Guarantee, and that the Administrative Agent, the Lenders and their respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 7.

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SECTION 8. Limitation. Notwithstanding any provision herein contained to the contrary, each Guarantor’s liability under this Guarantee (which liability is in any event in addition to amounts for which such entity may be primarily liable) shall be limited to an amount not to exceed as of any date of determination the greater of:
(a) the net amount of all Loans advanced to the Borrower under the Credit Agreement and then re-loaned or otherwise transferred to, or for the benefit of, such Guarantor; and
(b) the amount which could be claimed by the Administrative Agent and the Lenders from such Guarantor under this Guarantee without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law after taking into account, among other things, such Guarantor’s right of contribution and indemnification from each other Guarantor under Section 9.
SECTION 9. Contribution with Respect to Guarantee Obligations.
(a) To the extent that any Guarantor shall make a payment under this Guarantee (a “Guarantor Payment”) which, taking into account all other Guarantor Payments then previously or concurrently made by any other Guarantor, exceeds the amount which such Guarantor would otherwise have paid if each Guarantor had paid the aggregate Obligations satisfied by such Guarantor Payment in the same proportion that such Guarantor’s “Allocable Amount” (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Guarantors as determined immediately prior to the making of such Guarantor Payment, then, following indefeasible payment in full in cash of the Obligations and termination or expiration of the Commitments under the Credit Agreement, such Guarantor shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Guarantor for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.
(b) As of any date of determination, the “Allocable Amount” of any Guarantor shall be equal to the maximum amount of the claim which could then be recovered from such Guarantor under this Guarantee without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.
(c) This Section 9 is intended only to define the relative rights of the Guarantors and nothing set forth in this Section 9 is intended to or shall impair the obligations of the Guarantors, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Agreement.
(d) The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Guarantor to which such contribution and indemnification is owing.
(e) The rights of the indemnifying Guarantors against other Guarantors under this Section 9 shall be exercisable upon the full and indefeasible payment of the Obligations and the termination or expiration of the Commitments under the Credit Agreement.

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SECTION 10. Stay of Acceleration. If acceleration of the time for payment of any of the Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of the Credit Agreement, or any other Loan Document shall nonetheless be payable by each of the Guarantors hereunder forthwith on demand by the Administrative Agent.
SECTION 11. No Waivers. No failure or delay by any Guarantor, the Administrative Agent or any Lender in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Guarantee, the Credit Agreement, and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies provided by law.
SECTION 12. Successors and Assigns. This Guarantee is for the benefit of the Administrative Agent and the Lenders and their respective successors and permitted assigns and in the event of an assignment of any amounts payable under the Credit Agreement, or the other Loan Documents in accordance with the respective terms thereof, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Guarantee shall be binding upon each of the Guarantors and their respective successors and assigns.
SECTION 13. Changes in Writing. Neither this Guarantee nor any provision hereof may be changed, waived, discharged or terminated orally, but only in writing signed by each of the Guarantors and the Administrative Agent with the consent of the Lenders required for such change, waiver, discharge or termination pursuant to the terms of the Credit Agreement.
SECTION 14. GOVERNING LAW. ANY DISPUTE BETWEEN ANY GUARANTOR AND THE ADMINISTRATIVE AGENT OR ANY LENDER ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH, THIS GUARANTEE OR ANY OF THE OTHER LOAN DOCUMENTS, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE INTERNAL LAWS (WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF NEW YORK.
SECTION 15. CONSENT TO JURISDICTION; SERVICE OF PROCESS; JURY TRIAL.
(a) EXCLUSIVE JURISDICTION. EXCEPT AS PROVIDED IN SUBSECTION (B), EACH OF THE PARTIES HERETO AGREES THAT ALL DISPUTES AMONG THEM ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS GUARANTEE OR ANY OF THE OTHER LOAN DOCUMENTS WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED EXCLUSIVELY BY STATE OR FEDERAL COURTS LOCATED IN NEW YORK, BUT THE PARTIES HERETO ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK. EACH OF THE PARTIES HERETO WAIVES IN ALL DISPUTES BROUGHT PURSUANT TO THIS SUBSECTION (A) ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE.
(b) OTHER JURISDICTIONS. EACH OF THE GUARANTORS AGREES THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY INDEMNITEE SHALL HAVE THE RIGHT TO PROCEED AGAINST SUCH GUARANTOR OR ITS PROPERTY IN A COURT IN ANY LOCATION TO ENABLE SUCH PERSON TO (1) OBTAIN PERSONAL JURISDICTION OVER SUCH GUARANTOR OR (2) ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF SUCH PERSON. EACH OF THE GUARANTORS AGREES THAT IT WILL NOT ASSERT ANY PERMISSIVE COUNTERCLAIMS IN ANY PROCEEDING BROUGHT BY SUCH PERSON TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF SUCH PERSON. EACH OF THE GUARANTORS WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH SUCH PERSON HAS COMMENCED A PROCEEDING DESCRIBED IN THIS SUBSECTION (B).

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(c) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS GUARANTEE OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH. EACH OF THE PARTIES HERETO AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS GUARANTEE WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
(d) ADVICE OF COUNSEL. EACH OF THE PARTIES REPRESENTS TO EACH OTHER PARTY HERETO THAT IT HAS DISCUSSED THIS AGREEMENT AND, SPECIFICALLY, THE PROVISIONS OF THIS SECTION 15, WITH ITS COUNSEL.
SECTION 16. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Guarantee. In the event an ambiguity or question of intent or interpretation arises, this Guarantee shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Guarantee.
SECTION 17. Taxes, Expenses of Enforcement, etc. All payments required to be made by any of the Guarantors hereunder shall be made without setoff or counterclaim and free and clear of and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, duties or other charges of whatsoever nature imposed by any government or any political or taxing authority thereof; provided, however, that if any of the Guarantors is required by law to make such deduction or withholding, such Guarantor shall forthwith pay to the Administrative Agent or any Lender, as applicable, such additional amount as results in the net amount received by the Administrative Agent or any Lender, as applicable, equaling the full amount which would have been received by the Administrative Agent or any Lender, as applicable, had no such deduction or withholding been made. The Guarantors also agree to reimburse the Administrative Agent and the Lenders for any reasonable costs and out-of-pocket expenses (including reasonable attorneys’ fees) paid or incurred by the Administrative Agent or any Lender in connection with the collection and enforcement of amounts due under the Loan Documents, including without limitation this Guarantee.
SECTION 18. Setoff. At any time after all or any part of the Guaranteed Obligations have become due and payable (by acceleration or otherwise), each Lender and the Administrative Agent may, without notice to any Guarantor and regardless of the acceptance of any security or collateral for the payment hereof, appropriate and apply toward the payment of all or any part of the Guaranteed Obligations (i) any indebtedness due or to become due from such Lender or the Administrative Agent to any Guarantor and (ii) any moneys, credits or other property belonging to any Guarantor, at any time held by or coming into the possession of such Lender or the Administrative Agent or any of their respective affiliates.
SECTION 19. Financial Information. Each Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of the Borrower and any and all endorsers and/or other Guarantors of all or any part of the Guaranteed Obligations, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations, or any part thereof, that diligent inquiry would reveal, and each Guarantor hereby agrees that none of the Lenders or the Administrative Agent shall have any duty to advise such Guarantor of information known to any of them regarding such condition or any such circumstances. If any Lender or the Administrative Agent, in its sole discretion, undertakes at any time or from time to time to provide any such information to a Guarantor, such Lender or the Administrative Agent shall be under no obligation (i) to undertake any investigation not a part of its regular business routine, (ii) to disclose any information which such Lender or the Administrative Agent, pursuant to accepted or reasonable commercial finance or banking practices, wishes to maintain confidential or (iii) to make any other or future disclosures of such information or any other information to such Guarantor.

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SECTION 20. Severability. Wherever possible, each provision of this Guarantee shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guarantee shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Guarantee.
SECTION 21. Merger. This Guarantee represents the final agreement of each of the Guarantors with respect to the matters contained herein and may not be contradicted by evidence of prior or contemporaneous agreements, or subsequent oral agreements, between the Guarantor and any Lender or the Administrative Agent.
SECTION 22. Execution in Counterparts. This Guarantee may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Guarantee by signing any such counterpart.
SECTION 23. Headings. Section headings in this Guarantee are for convenience of reference only and shall not govern the interpretation of any provision of this Guarantee.
IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee to be duly executed by its authorized officer as of the day and year first above written.
[SIGNATURES BEGIN ON NEXT PAGE]

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[Name of Guarantor]

By:
Name:
Title:

SCHEDULE I TO GUARANTEE
INITIAL GUARANTORS
Federal Express Corporation
Federal Express Europe, Inc.
Federal Express Holdings S.A.
Federal Express International, Inc.
FedEx Corporate Services, Inc.
FedEx Customer Information Services, Inc.
FedEx Freight Corporation
FedEx Freight, Inc.
FedEx Ground Package System, Inc.
FedEx Office and Print Services, Inc.

ANNEX I TO GUARANTEE
FORM OF ADDENDUM
Reference is hereby made to the Guarantee (the “Guarantee”) made as of July 22, 2009 by each Subsidiary listed on Schedule I thereto (collectively, the “Initial Guarantors”, together with each Subsidiary which has become a party thereto and with the undersigned, the “Guarantors”) in favor of the Administrative Agent, for the ratable benefit of the Lenders, under the Credit Agreement. Capitalized terms used herein and not defined herein shall have the meanings given to them in the Guarantee. By its execution below, the undersigned [NAME OF NEW GUARANTOR], a                                                             , agrees to become, and does hereby become, a Guarantor under the Guarantee and agrees to be bound by such Guarantee as if originally a party thereto. By its execution below, the undersigned represents and warrants as to itself that all of the representations and warranties contained in Section 2 of the Guarantee are true and correct in all material respects as of the date hereof.
IN WITNESS WHEREOF, [NAME OF NEW GUARANTOR], a                                            has executed and delivered this Addendum counterpart to the Guarantee as of this                       day of                                           , 200_____.

[NAME OF NEW GUARANTOR]
By:
Name:
Title:

Exhibit D
FORM OF OPINION OF BORROWER’S COUNSEL

To:	The Administrative Agent and the Lenders who are parties to the Credit Agreement described below
July 22, 2009
Re: Credit Facility
Ladies and Gentlemen:
I am the Corporate Vice President — Securities and Corporate Law and Assistant Secretary of FedEx Corporation, a Delaware corporation (the “Borrower”), and have acted as such in connection with the Credit Agreement dated as of July 22, 2009 among the Borrower, the Lenders named therein, JPMorgan Chase Bank, N.A., as Administrative Agent, Bank of America, N.A., as Syndication Agent, and the other agents party thereto (the “Agreement”). This opinion is being delivered pursuant to the provisions of Section 4.01(c) of the Agreement. Unless the context otherwise requires, all terms used in this opinion which are specifically defined in the Agreement shall have the meanings given such terms in the Agreement; provided, that, as used in this opinion, the terms “Guarantors” and “Guarantor” only shall include the Guarantors listed on Schedule 1 attached hereto, and the term “Domestic Significant Subsidiary” only shall include each of the entities listed on Schedule 2 attached hereto.
In connection with the opinions expressed below, I have examined the Loan Documents and the other schedules, exhibits, certificates, instruments, agreements and documents delivered in connection therewith. I have relied upon originals or copies, certified or otherwise identified to my satisfaction, of such corporate records, documents and other instruments as in my judgment are relevant to rendering the opinions expressed below. As to any facts material to the opinions expressed below (other than any thereof relating to the Borrower or any Guarantor), I have relied upon the representations and warranties made in the Loan Documents, the accuracy of which I have not independently investigated or verified. In such examination, I have assumed the genuineness of all signatures (other than the signatures of the Borrower and any Guarantor) and the authenticity of all documents submitted to me as originals and the conformity with the originals of all documents submitted to me as copies. I also have assumed that each of the parties to the Agreement, other than the Borrower, has full power, authority and legal right to enter into the Agreement and that the Agreement has been duly authorized, executed and delivered by each of such parties.
Based upon the foregoing, it is my opinion that:
1.	The Borrower is a corporation validly existing and in good standing under the laws of the State of Delaware. The Borrower has the corporate power and authority to execute and deliver the Agreement and perform its obligations under the Agreement and to borrow under the Agreement. The Borrower has all corporate power required to carry on its ordinary course of business.

2.	Each Domestic Significant Subsidiary and each Guarantor is a corporation validly existing and in good standing under the laws of the jurisdiction of its incorporation.

The Administrative Agent and the Lenders
July 22, 2009

3.	Each of the Borrower and each Domestic Significant Subsidiary and Guarantor is duly qualified as a foreign corporation in good standing to do business in all jurisdictions where the failure to so qualify would have a Material Adverse Effect.

4.	The execution and delivery of the Loan Documents by the Borrower and each of the Guarantors and the consummation of the transactions contemplated thereby, the borrowings by the Borrower under the Agreement, and the performance by the Borrower and the Guarantors of their respective obligations under the Loan Documents, to the extent each is a party thereto, have been duly authorized by all necessary corporate action and proceedings on the part of the Borrower and each Guarantor and do not at this time:
(a)	require any consent of the Borrower’s or any Guarantor’s shareholders;

(b)	to my knowledge, violate any present law or regulation, or any judgment, order, decree or adjudication, applicable to the Borrower or any Guarantor where such violation would reasonably be expected to have a Material Adverse Effect;

(c)	to my knowledge, violate, result in a breach of or constitute a default under any contract, agreement or other instrument binding upon the Borrower or any Guarantor and filed as a material agreement (a “Material Agreement”) by the Borrower in an exhibit to its Annual Report on Form 10-K for the fiscal year ended May 31, 2009 (the “2009 10-K”), or result in the creation of any Lien on any property now owned by the Borrower or any Domestic Significant Subsidiary pursuant to the provisions of any Material Agreement; or

(d)	contravene the certificate or articles of incorporation or bylaws of the Borrower or any Guarantor.
6.	The Loan Documents delivered as of the date hereof have been duly executed and delivered by the Borrower and each of the Guarantors, and constitute the legal, valid and binding obligations of the Borrower and the Guarantors, respectively, to the extent each is a party thereto, enforceable in accordance with their respective terms.

7.	Neither the Borrower nor any Guarantor or Domestic Significant Subsidiary is in default or violation in any respect which would reasonably be expected to have a Material Adverse Effect with respect to any law, rule, regulation, order, writ, judgment, injunction, decree, adjudication, determination or award presently in effect and applicable to it.

8.	No approval, authorization, consent, adjudication or order of any governmental authority, which has not been obtained by the Borrower or any Guarantor, is required to be obtained by the Borrower or any Guarantor in connection with the execution and delivery of the Loan Documents delivered as of the date hereof, the borrowings under the Agreement or in connection with the performance by the Borrower or any of the Guarantors of their respective obligations under the Loan Documents where the failure to obtain such approval, authorization, consent, adjudication or order would reasonably be expected to have a Material Adverse Effect.

9.	The Borrower is not an “investment company,” within the meaning of the Investment Company Act of 1940, as currently in effect.

The Administrative Agent and the Lenders
July 22, 2009

I hereby confirm to you that, except as disclosed in Note 17 to the financial statements included in the Borrower’s 2009 10-K (as to all of which I express no confirmation or opinion at this time concerning the Borrower’s or any Subsidiary’s liability (if any) or the effect of any adverse determination upon the business, property, financial condition or results of operations of the Borrower and its Subsidiaries taken as a whole, or the ability of the Borrower to perform its obligations under the Loan Documents), there are no actions or proceedings against the Borrower or any Guarantor to which the Borrower or any Guarantor is a party, pending or overtly threatened in writing, before any court, governmental agency or arbitrator which would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.
This opinion letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (1991) (the “Accord”) adopted by the Section of Business Law of the American Bar Association, which is incorporated in this opinion letter by reference. As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this opinion letter should be read in conjunction therewith.
I do not express any opinion as to matters governed by any law other than the federal laws of the United States of America, the General Corporation Law of the State of Delaware and the laws of the State of Tennessee. To the extent that matters covered by this opinion letter involve the laws of any state other than the State of Tennessee or the General Corporation Law of the State of Delaware, I have assumed, without independent verification of the accuracy or correctness of such assumption, that the laws of such other state which apply to the matter in question are the same as the substantive law of the State of Tennessee (but without regard to choice of law or conflicts of law principles) which would apply were such matter governed by the laws of the State of Tennessee.
This opinion may be relied upon by the Administrative Agent, the Lenders, and their respective permitted participants, assignees, and other transferees. It is understood that this opinion speaks as of the date given, notwithstanding any delivery as contemplated above on any other date.

Very truly yours, FedEx Corporation Robert T. Molinet

SCHEDULE 1
GUARANTORS
1.	Federal Express Corporation

2.	FedEx Ground Package System, Inc.

3.	FedEx Freight Corporation

4.	FedEx Freight, Inc.

5.	FedEx Office and Print Services, Inc.

SCHEDULE 2
DOMESTIC SIGNIFICANT SUBSIDIARIES
1.	Federal Express Corporation

2.	FedEx Ground Package System, Inc.

3.	FedEx Freight Corporation

4.	FedEx Freight, Inc.

Exhibit E
FORM OF ASSIGNMENT AND ACCEPTANCE
Reference is made to the Three-Year Credit Agreement, dated as of July 22, 2009 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among FEDEX CORPORATION, a Delaware corporation (the “Borrower”), the several banks and other financial institutions from time to time parties to this Agreement (the “Lenders”), JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”), BANK OF AMERICA, N.A., as Syndication Agent, and the other agents party thereto. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
The Assignor identified on Schedule l hereto (the “Assignor”) and the Assignee identified on Schedule l hereto (the “Assignee”) agree as follows:
1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below), the interest described in Schedule 1 hereto (the “Assigned Interest”) in and to the Assignor’s rights and obligations under the Credit Agreement with respect to those credit facilities contained in the Credit Agreement as are set forth on Schedule 1 hereto (individually, an “Assigned Facility”; collectively, the “Assigned Facilities”), in a principal amount for each Assigned Facility as set forth on Schedule 1 hereto.
2. The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that the Assignor has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim and (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, any of its Affiliates or any other obligor or the performance or observance by the Borrower, any of its Affiliates or any other obligor of any of their respective obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto.
3. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements delivered pursuant to Section 3.04 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender including, if it is organized under the laws of a jurisdiction outside the United States, its obligation pursuant to Section 2.14(e) of the Credit Agreement.

4. The effective date of this Assignment and Acceptance shall be the Effective Date of Assignment described in Schedule 1 hereto (the “Effective Date”). Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance by it and recording by the Administrative Agent pursuant to the Credit Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the date of such acceptance and recording by the Administrative Agent).
5. Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to the Effective Date and to the Assignee for amounts which have accrued subsequent to the Effective Date.
6. From and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other Loan Documents and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.
7. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.
IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

2

Schedule 1
to Assignment and Acceptance with respect to the
Three-Year Credit Agreement, dated as of July 22, 2009,
among FEDEX CORPORATION, the Lenders party thereto,
JPMORGAN CHASE BANK, N.A., as Administrative Agent,
BANK OF AMERICA, N.A., as Syndication Agent, and the other agents party thereto
Name of Assignor:
Name of Assignee:
Effective Date of Assignment:

	Principal	Commitment
Credit Facility Assigned	Amount Assigned	Percentage Assigned

	$	____.	%

[Name of Assignee]	[Name of Assignor]

By:	By:
Name:	Name:
Title:	Title:

Accepted for Recordation in the Register:	Required Consents (if any):

JPMORGAN CHASE BANK, N.A., as Administrative Agent	FEDEX CORPORATION, as Borrower

By:	By:
Name:	Name:
Title:	Title:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:
Name:
Title:

Exhibit F
FORM OF EXEMPTION CERTIFICATE
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Three-Year Credit Agreement, dated as of July 22, 2009 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among FEDEX CORPORATION, a Delaware corporation (the “Borrower”), the several banks and other financial institutions from time to time parties to this Agreement (the “Lenders”), JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”), BANK OF AMERICA, N.A., as Syndication Agent, and the other agents party thereto.
Pursuant to the provisions of Section 2.14 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended, (the “Code”), (iii) it is not a ten percent shareholder of the Borrower within the meaning of Code Section 871(h)(3)(B), (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code and (v) the interest payments in question are not effectively connected with the undersigned’s conduct of a U.S. trade or business.
The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. person status on Internal Revenue Service Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:
Date:                       _____, 20[___]

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Three-Year Credit Agreement, dated as of July 22, 2009 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among FEDEX CORPORATION, a Delaware corporation (the “Borrower”), the several banks and other financial institutions from time to time parties to this Agreement (the “Lenders”), JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”), BANK OF AMERICA, N.A., as Syndication Agent, and the other agents party thereto.
Pursuant to the provisions of Section 2.14 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended, (the “Code”), (iv) none of its partners/members is a ten percent shareholder of the Borrower within the meaning of Code Section 871(h)(3)(B), (v) none of its partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) the interest payments in question are not effectively connected with the undersigned’s or its partners/members’ conduct of a U.S. trade or business.
The undersigned has furnished the Administrative Agent and the Borrower with Internal Revenue Service Form W-8IMY accompanied by an Internal Revenue Service Form W-8BEN from each of its partners/members claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:
Date:                      __, 20[___]

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Three-Year Credit Agreement, dated as of July 22, 2009 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among FEDEX CORPORATION, a Delaware corporation (the “Borrower”), the several banks and other financial institutions from time to time parties to this Agreement (the “Lenders”), JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”), BANK OF AMERICA, N.A., as Syndication Agent, and the other agents party thereto.
Pursuant to the provisions of Section 2.14 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended, (the “Code”), (iii) it is not a ten percent shareholder of the Borrower within the meaning of Code Section 871(h)(3)(B), (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (v) the interest payments in question are not effectively connected with the undersigned’s conduct of a U.S. trade or business.
The undersigned has furnished its participating Non-U.S. Lender with a certificate of its non-U.S. person status on Internal Revenue Service Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Non-U.S. Lender in writing and (2) the undersigned shall have at all times furnished such Non-U.S. Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:
Date:                       _____, 20[___]

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Three-Year Credit Agreement, dated as of July 22, 2009 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among FEDEX CORPORATION, a Delaware corporation (the “Borrower”), the several banks and other financial institutions from time to time parties to this Agreement (the “Lenders”), JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”), BANK OF AMERICA, N.A., as Syndication Agent, and the other agents party thereto.
Pursuant to the provisions of Section 2.14 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended, (the “Code”), (iv) none of its partners/members is a ten percent shareholder of the Borrower within the meaning of Code Section 871(h)(3)(B), (v) none of its partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) the interest payments in question are not effectively connected with the undersigned’s or its partners/members’ conduct of a U.S. trade or business.
The undersigned has furnished its participating Non-U.S. Lender with Internal Revenue Service Form W-8IMY accompanied by an Internal Revenue Service Form W-8BEN from each of its partners/members claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Non-U.S. Lender and (2) the undersigned shall have at all times furnished such Non-U.S. Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:
Date:                       _____ , 20[___]